Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-254236

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 4, 2021)

$600,000,000

Extra Space Storage LP

5.400% Senior Notes due 2034

guaranteed by

Extra Space Storage Inc.

Extra Space Storage LP (the “operating partnership”) is offering $600,000,000 aggregate principal amount of its 5.400% Senior Notes due 2034 (the “notes”). Interest on the notes will be paid semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2024. The notes will mature on February 1, 2034. The operating partnership may redeem the notes prior to maturity at its option and sole discretion, in whole or in part, at any time and from time to time, at the applicable redemption price described in this prospectus supplement under the caption “Description of Notes—The operating partnership’s redemption rights.”

The notes will be the operating partnership’s senior unsecured obligations and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to the operating partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness). In addition, the notes will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities, whether secured or unsecured, of the operating partnership’s subsidiaries and all existing and future preferred equity not owned by the operating partnership, if any, in the operating partnership’s subsidiaries.

The notes will be fully and unconditionally guaranteed by certain of the operating partnership’s parent companies, including its ultimate parent, Extra Space Storage Inc. (the “Company”), the beneficial owner of the sole general partner of the operating partnership. The Company and the other guarantors have no material operations separate from the operation of the operating partnership and no material assets other than their respective investments, directly or indirectly, in the operating partnership.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the risks set forth under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, which are incorporated by reference herein, for certain risks relevant to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	99.745%	$598,470,000
Underwriting discount(2)	0.650%	$3,900,000
Proceeds, before expenses, to Extra Space Storage LP	99.095%	$594,570,000

(1)	Plus accrued interest from January 19, 2024 if settlement occurs after that date.
(2)	See “Underwriting.”

We expect that the notes will be ready for delivery in book-entry form through The Depository Trust Company on or about January 19, 2024.

Joint Book-Running Managers

Wells Fargo Securities	TD Securities	BofA Securities

BMO Capital Markets	J.P. Morgan	PNC Capital Markets LLC	Truist Securities	US Bancorp

Co-Managers

Regions Securities LLC	BOK Financial Securities, Inc.	Citigroup	Huntington Capital Markets

Scotiabank	Zions Capital Markets	Fifth Third Securities	Academy Securities	Ramirez & Co., Inc.

The date of this prospectus supplement is January 16, 2024

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

SUMMARY

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, which is the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of this offering varies between the prospectus supplement and the accompanying prospectus, you should rely on the information contained in, or incorporated by reference into, this prospectus supplement.

This summary may not contain all the information that you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 and our other filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated herein by reference. Unless the context indicates otherwise, references in this prospectus supplement to “Extra Space Storage Inc.,” “Extra Space,” “we,” “our” and “us” refer to Extra Space Storage Inc. and its consolidated subsidiaries, including Extra Space Storage LP, our operating partnership. References to “OP units” include common operating partnership units and preferred operating partnership units of Extra Space Storage LP.

Overview

We are a fully integrated, self-administered and self-managed real estate investment trust (“REIT”), formed as a Maryland corporation on April 30, 2004, to own, operate, manage, acquire, develop and redevelop self-storage properties (“stores”). We closed our initial public offering on August 17, 2004. Our common stock is traded on the New York Stock Exchange under the symbol “EXR.”

We were formed to continue the business of Extra Space Storage LLC and its subsidiaries, which had engaged in the self-storage business since 1977. As of September 30, 2023, we owned and/or operated 3,651 stores in 42 states and Washington, D.C., comprising approximately 278.8 million square feet of net rentable space.

We operate in two distinct segments: (1) self-storage operations; and (2) tenant reinsurance. Our self-storage operations activities include rental operations of wholly-owned stores. Tenant reinsurance activities include the reinsurance of risks relating to the loss of goods stored by tenants in our stores.

Substantially all of our business is conducted through our operating partnership. Our primary assets are general partner and limited partner interests in our operating partnership. This structure is commonly referred to as an umbrella partnership REIT (“UPREIT”). Between our general partner and limited partner interests, we held a 95.2% majority ownership interest in our operating partnership as of September 30, 2023. We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). To the extent we continue to qualify as a REIT we will not be subject to U.S. federal tax, with certain exceptions, on our net taxable income that is distributed to our stockholders.

Our primary business objectives are to maximize cash flow available for distribution to our stockholders and to achieve sustainable long-term growth in cash flow per share in order to maximize long-term stockholder value both at acceptable levels of risk. We continue to evaluate a range of growth initiatives and opportunities.

Our principal corporate offices are located at 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121, and our telephone number is (801) 365-4600. We maintain a website that contains information about us at www.extraspace.com. The information included on our website is not, and should not be considered, a part of this prospectus supplement or the accompanying prospectus.

The Offering

The following contains basic information about the notes and is not complete. It does not contain all of the information that is important to you. For a more complete understanding of the notes, please refer to the sections entitled “Description of Notes” in this prospectus supplement and “Description of Debt Securities and Guarantees” in the accompanying prospectus. Unless otherwise expressly stated or the context otherwise requires, references under this caption “The Offering” to Extra Space Storage LP or the operating partnership refer to Extra Space Storage LP, excluding its subsidiaries, and references to Extra Space Storage Inc. or the Company refer to Extra Space Storage Inc., excluding its subsidiaries.

Issuer of Notes	Extra Space Storage LP

Guarantors	Extra Space Storage Inc., ESS Holdings Business Trust I and ESS Holdings Business Trust II (collectively, the “guarantors”).

Securities Offered	$600,000,000 aggregate principal amount of 5.400% Senior Notes due 2034 (the “notes”).

Maturity Date	The notes will mature on February 1, 2034 unless redeemed, at our option, prior to such date.

Interest Rate	5.400% per year, accruing from January 19, 2024.

Interest Payment Dates	February 1 and August 1 of each year, beginning August 1, 2024.

Optional Redemption	Prior to November 1, 2033 (three months prior to the maturity date), the operating partnership may redeem the notes at its option, in whole or in part, at any time and from time to time, at the applicable redemption price described herein. If the notes are redeemed on or after November 1, 2033 (three months prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date. See “Description of Notes—The operating partnership’s redemption rights.”

Ranking of Notes	The notes will be the operating partnership’s senior unsecured obligations and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the operating partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the operating partnership’s subsidiaries and of any entity the operating partnership accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by the operating partnership, if any, in the operating partnership’s subsidiaries and in any entity the operating partnership accounts for using the equity method of accounting.

Guarantees	The notes will be fully and unconditionally guaranteed by each of the guarantors, on a joint and several basis. The guarantee of the notes will be a senior unsecured obligation of each guarantor and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and senior unsecured guarantees of such guarantor. Each guarantor’s guarantee of the notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of such guarantor (to the extent of the value of the collateral securing such indebtedness and guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of such guarantor’s subsidiaries (including the operating partnership) and of any entity such guarantor accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by such guarantor in such guarantor’s subsidiaries (including the operating partnership) and in any entity such guarantor accounts for using the equity method of accounting.

The guarantors have no material operations separate from the operation of the operating partnership and no material assets, other than their respective investments, directly or indirectly, in the operating partnership.

Certain Covenants	The indenture governing the notes will contain certain covenants that, among other things, limit the ability of the operating partnership and its subsidiaries to incur additional indebtedness and limit the ability of the operating partnership, the Company and the other guarantors to consummate a merger, consolidation or sale of all or substantially all of their assets. These covenants are subject to a number of important exceptions and qualifications. For additional information, see “Description of Notes—Certain covenants” and “—Merger, consolidation or sale.”

Absence of a Public Market for the Notes	The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.

Use of Proceeds

We expect that the net proceeds from this offering will be approximately $594.0 million, after deducting the underwriting discount and our estimated offering expenses. We intend to use approximately half of the net proceeds from this offering to repay a portion of our tranche 8 term loan (the “Tranche 8 Term Loan”) under our Third Amended and Restated Credit Agreement, dated as of June 22, 2023 (the “Credit Agreement”), and use the remainder of the net proceeds to repay amounts outstanding from time to time under our lines of credit (which may include borrowings from the underwriters or their affiliates), and for other general corporate and working capital purposes, including funding potential acquisition opportunities. To the extent we use a portion of the net proceeds from this offering to repay our outstanding indebtedness under our Tranche 8 Term Loan or under our lines of credit (which may include borrowings from the underwriters or their affiliates), certain of the underwriters or their affiliates may be lenders and may receive a portion of the net proceeds for the repayment of such indebtedness. See “Use of Proceeds” in this prospectus supplement.

Trustee, Paying Agent and Registrar	Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association) is the trustee under the indenture relating to the notes.

Book-Entry	The notes will be issued in book-entry form and will be represented by one or more permanent global notes deposited with, or on behalf of, The Depository Trust Company (“DTC”), and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and such interests may not be exchanged for notes in certificated form, except in limited circumstances described under “Global Securities—Book-Entry, Delivery and Form” in the accompanying prospectus.

Tax Considerations	Prospective investors should consult their tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes. See “U.S. Federal Income Tax Consequences” in the accompanying prospectus.

Additional Issuances	We may, from time to time, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions (except for any difference in the issue date, public offering price and, if applicable, the date from which interest thereon will begin to accrue and the initial interest payment date). Any such additional notes will have the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax and securities law purposes with the notes offered hereby. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

Governing Law	The indenture, the notes and the guarantees endorsed on the notes will be governed by the laws of the State of New York.

Risk Factors	An investment in the notes involves various risks and prospective investors should carefully consider the matters discussed under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement, and the risks described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as supplemented by the risks described under the caption “Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, which are incorporated by reference in this prospectus supplement, as well as the other risks described in this prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes.

RISK FACTORS

Investing in the notes involves a high degree of risk. In addition to the other information in this prospectus supplement, you should carefully consider the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus that we may provide you in connection with this offering, including, without limitation, the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2022, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, as well as the other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the notes. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations, funds from operations and prospects, as well as the trading price of the notes, and might cause you to lose all or a part of your investment in the notes. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Forward-Looking Statements.”

Risks Related to this Offering

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes will be the operating partnership’s senior unsecured obligations and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•

all existing and future mortgage indebtedness and other secured indebtedness and secured guarantees of the operating partnership (to the extent of the value of the collateral securing such indebtedness and guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the operating partnership’s subsidiaries and of any entity the operating partnership accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by the operating partnership in the operating partnership’s subsidiaries and in any entity the operating partnership accounts for using the equity method of accounting.

Similarly, the guarantee of the notes will be a senior unsecured obligation of each guarantor and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and senior unsecured guarantees of such guarantor. Each guarantor’s guarantee of the notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of such guarantor (to the extent of the value of the collateral securing such indebtedness and guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of such guarantor’s subsidiaries (including the operating partnership) and of any entity such guarantor accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by such guarantor in such guarantor’s subsidiaries (including the operating partnership) and in any entity such guarantor accounts for using the equity method of accounting.

The indenture that will govern the notes will not prohibit the operating partnership, the Company, any other guarantor or any of their respective subsidiaries from incurring secured or unsecured indebtedness in the future and, although the indenture will contain covenants that will limit the ability of the operating partnership and its subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions and limitations, and in any event the operating partnership and its subsidiaries may be able, without taking advantage of any such exceptions and limitations, to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. Moreover, these covenants limiting the incurrence of indebtedness will not apply to the Company. For additional information, see “Description of Notes—Certain covenants.”

In the event of the bankruptcy, liquidation, reorganization or other winding up of the operating partnership or the guarantors, assets that secure any of their respective secured indebtedness, secured guarantees and other secured obligations will be available to pay their respective obligations under the notes or the guarantees of the notes, as applicable, and their other respective unsecured indebtedness, unsecured guarantees and other unsecured obligations only after all of their respective indebtedness, guarantees and other obligations secured by those assets has been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on any or all the notes or the guarantees of the notes, as the case may be, then outstanding. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of subsidiaries of the operating partnership or the guarantors, the rights of holders of indebtedness and other obligations of the operating partnership (including the notes) or the guarantors (including their respective guarantees of the notes), as the case may be, will be effectively subordinated to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations of or guaranteed by that subsidiary, except to the extent that the operating partnership or any guarantor, as the case may be, is itself a creditor with recognized claims against that subsidiary, in which case those claims would still be effectively subordinated to all indebtedness, guarantees and other obligations secured by mortgages or other liens on the assets of that subsidiary (to the extent of the value of those assets) and would be subordinate to all indebtedness, guarantees and other obligations of that subsidiary senior to that held by the operating partnership or the guarantors, as the case may be. Moreover, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary of the operating partnership or the guarantors, the rights of holders of indebtedness and other obligations of the operating partnership (including the notes) or the guarantors (including their respective guarantees of the notes), as the case may be, will be effectively subordinated to any preferred equity interests in that subsidiary held by persons other than the operating partnership or the guarantors, as the case may be. In addition, in the event of the bankruptcy, liquidation, reorganization or other winding up of any entity that the operating partnership or the guarantors account for using the equity method of accounting, the rights of holders of indebtedness and other obligations of the operating partnership (including the notes) or the guarantors (including their respective guarantees of the notes), as the case may be, will be subject to the prior claims of that entity’s creditors and the holders of any indebtedness or other obligations of or guaranteed by that entity, except to the extent that the operating partnership or any guarantor, as the case may be, is itself a creditor with recognized claims against that entity, in which case those claims would still be effectively subordinated to all indebtedness, guarantees and other obligations secured by mortgages or other liens on the assets of that entity (to the extent of the value of those assets) and would be subordinate to all indebtedness, guarantees and other obligations of that entity senior to that held by the operating partnership or the guarantors, as the case may be.

As of December 31, 2023, the operating partnership (excluding its subsidiaries) had, in addition to trade payables and other liabilities, approximately $1.3 billion of secured notes outstanding and approximately $4.0 billion of unsecured notes outstanding. In addition, as of December 31, 2023 the operating partnership had senior unsecured term loans in the amount of approximately $5.4 billion, a secured line of credit with a capacity of up to $140.0 million, of which $40.0 million had been drawn, and a senior unsecured line of credit with a capacity of up to $2.0 billion, of which approximately $642.0 million had been drawn.

We may not be able to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. Our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory, environmental and other factors, many of which are beyond our control.

The instruments and agreements governing some of our outstanding indebtedness (including borrowings under the operating partnership’s unsecured credit facility) contain provisions that require us to repay, or offer to repay, that indebtedness, or provide that an event of default may occur, under specified circumstances or upon the occurrence of specified events (including upon the acquisition by any person or group of more than a specified percentage of the aggregate voting power of all of the Company’s issued and outstanding voting stock, upon certain changes in the composition of a majority of the members of the Company’s board of directors, if the Company or one of its wholly-owned subsidiaries ceases to be the sole general partner of the operating partnership or the Company ceases to own, directly or indirectly, at least a specified percentage of the equity interests in the operating partnership) and our future debt agreements and debt securities may contain similar provisions or may require that we repay or repurchase or offer to repurchase for cash the applicable indebtedness under specified circumstances or upon the occurrence of specified changes of control of the Company or the operating partnership or other events. We may not have sufficient funds to pay our indebtedness when due (including upon any such required repurchase, repayment or offer to repurchase), and we may not be able to arrange for the financing necessary to make those payments or repurchases on favorable terms or at all. In addition, our ability to make required payments on our indebtedness when due (including upon any such required repurchase, repayment or offer to repurchase) may be limited by the terms of other debt instruments or agreements. Our failure to pay amounts due in respect of any of our indebtedness when due would generally constitute an event of default under the instrument governing that indebtedness, which could permit the holders of that indebtedness to require the immediate repayment of that indebtedness in full and, in the case of secured indebtedness, could allow them to sell the collateral securing that indebtedness and use the proceeds to repay that indebtedness. Moreover, any acceleration of or default in respect of any of our indebtedness could, in turn, constitute an event of default under other debt instruments or agreements, thereby resulting in the acceleration and required repayment of that other indebtedness. Any of these events could materially adversely affect our ability to make payments of principal and interest on our indebtedness, including the notes, when due and could prevent us from making those payments altogether.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs, including cash distributions to stockholders necessary to maintain the Company’s REIT qualification. Additionally, if we incur additional indebtedness in connection with future acquisitions or for any other purpose, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition, results of operations and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance our indebtedness, including the notes, on commercially reasonable terms or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity financing, delaying capital expenditures, or entering into strategic acquisitions and alliances.

Any of these events or circumstances could have a material adverse effect on our financial condition, results of operations, cash flows, the trading price of our securities (including the notes) and our ability to satisfy our debt service obligations and to pay dividends and other distributions to our security holders. In addition, foreclosures of properties that we own could create taxable income without accompanying cash proceeds, which could require us to borrow or sell assets to raise the funds necessary to pay amounts due on our indebtedness, including the notes, and to meet the REIT distribution requirements under the Code, even if such actions are not on favorable terms.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate the risks related to our indebtedness, and adversely impact our ability to pay the principal of or interest on the notes.

We may be able to incur substantial additional indebtedness in the future. Although the agreements governing our secured and unsecured indebtedness limit, and the indenture governing the notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of significant exceptions and, in addition, we will have the ability to incur additional indebtedness, which could be substantial, without violating the limitations imposed by these debt instruments. To the extent we incur additional indebtedness, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of and interest on the notes.

The Company and the other guarantors have no significant operations, other than as the operating partnership’s indirect general partner and indirect limited partner (in the case of the Company), direct general partner (in the case of ESS Holdings Business Trust I) and direct limited partner (in the case of ESS Holdings Business Trust II), and no material assets, other than their respective investments, directly or indirectly, in the operating partnership.

Each of the guarantors will fully and unconditionally guarantee, on a joint and several basis, the operating partnership’s obligations under the indenture and the notes. However, the guarantors have no material operations separate from the operation of the operating partnership and no material assets, other than their respective investments, directly or indirectly, in the operating partnership. Accordingly, if the operating partnership fails to make a payment on the notes when due, there can be no assurance that the guarantors would have funds to pay that amount pursuant to their guarantees. Furthermore, as described above under “—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes,” each guarantor’s guarantee will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of such guarantor (to the extent of the value of the collateral securing such indebtedness and guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of such guarantor’s subsidiaries (including the operating partnership) and of any entity such guarantor accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by such guarantor in such guarantor’s subsidiaries (including the operating partnership) and in any entity such guarantor accounts for using the equity method of accounting.

Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void the guarantee of the notes provided by each guarantor or could subordinate the guarantee to all other debts and guarantees of such guarantor if, among other things, such guarantor, at the time it incurred or entered into its guarantee of the notes, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and any of the following is also true:

•	such guarantor was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	such guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	such guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, under any of the circumstances described above, any payment by a guarantor pursuant to its guarantee of the notes could be voided and holders of the notes could be required to return those payments to such guarantor or to a fund for the benefit of the creditors of such guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became due; or

•	it could not pay its debts as they became due.

Moreover, a court might also void a guarantee of the notes, without regard to the above factors, if it found that the applicable guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by each guarantor for its guarantee of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against such guarantor under such guarantee. In addition, the court might direct holders of the notes to repay any amounts already received from such guarantor under its guarantee.

If the court were to void a guarantee, require the return of monies paid by a guarantor under its guarantee or subordinate the guarantee to other obligations of such guarantor, we could not assure you that funds to pay the notes would be available from the operating partnership or any of our other subsidiaries or from any other source.

There is currently no trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, be maintained or be liquid. The failure of an active public trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion in any quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained or be liquid. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes are likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase in this offering, they may trade at a discount, which could be substantial, from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of the operating partnership and its subsidiaries and the Company and its subsidiaries and other comparable entities, the market for similar securities and the overall securities markets, and may be adversely affected by unfavorable changes in any of these factors, many of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the notes, regardless of the operating partnership’s, the Company’s or their respective subsidiaries’ financial condition, results of operations, business, prospects or credit quality.

The market price of the notes may fluctuate significantly.

The market price of the notes may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our quarterly operating results or dividends;

•	changes in our funds from operations or earnings estimates;

•	publication of research reports about us or the real estate industry;

•	increases in market interest rates;

•	changes in market valuations of similar companies;

•	adverse market reaction to any debt or equity securities we may issue or additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional investors;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented or incorporated by reference in this prospectus supplement;

•	the extent of investor interest in our securities;

•	the general reputation of REITs;

•	our underlying asset value;

•	investor confidence in the stock and bond markets, generally;

•	changes in tax laws;

•	failure to meet earnings estimates;

•	the Company’s failure to qualify and maintain its qualification as a REIT;

•	changes in our credit ratings;

•	litigation or threatened litigation, which may divert our management’s time and attention, require us to pay damages and expenses or restrict the operation of our business;

•	general market and economic conditions, including inflationary and/or high interest rate environments;

•	our financial condition, results of operations and prospects; and

•	impacts from any outbreak of highly infectious or contagious diseases, including on the global economy or on our or our tenants’ businesses, financial position or results of operations.

Many of the factors listed above are beyond our control. These factors may cause the market price of the notes to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to provide any assurance that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive or at all.

Holders of the notes will not be entitled to require us to redeem or repurchase the notes upon the occurrence of a change of control or highly levered transactions or other designated events.

As of December 31, 2023, the operating partnership (excluding its subsidiaries) had, in addition to trade payables and other liabilities, approximately $1.3 billion of secured notes outstanding and approximately $4.0 billion of unsecured notes outstanding. In addition, as of December 31, 2023, the operating partnership had senior unsecured term loans in the amount of approximately $5.4 billion, a secured line of credit with a capacity of up to $140.0 million, of which $40.0 million had been drawn, and a senior unsecured line of credit with a capacity of up to $2.0 billon, of which approximately $642.0 million had been drawn.

The instruments and agreements governing some of our outstanding indebtedness (including borrowings under the operating partnership’s unsecured credit facilities) contain provisions that require us to repay, or offer to repay, that indebtedness, or provide that an event of default may occur, under specified circumstances or upon the occurrence of specified events (including upon the acquisition by any person or group of more than a specified percentage of the aggregate voting power of all of the Company’s issued and outstanding voting stock, upon certain changes in the composition of a majority of the members of the Company’s board of directors, if the Company or its wholly-owned subsidiaries cease to be the sole general partner of the operating partnership or the Company ceases to own, directly or indirectly, at least a specified percentage of the equity interests in the operating partnership) and our future debt agreements and debt securities may contain similar provisions or may require that we repay or repurchase or offer to repurchase for cash the applicable indebtedness under specified circumstances or upon the occurrence of specified changes of control of the Company or the operating partnership or other events. The notes offered hereby do not have any similar rights to require us to repurchase or repay the notes, whether upon the occurrence of a change of control or highly leveraged transaction or otherwise, even though these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or credit ratings, thereby adversely affecting the market value of the notes. These provisions may also allow holders of that other indebtedness to be repaid upon the occurrence of specified transactions or events, which may deplete our available cash and sources of financing and make it difficult or impossible for us to make payments on the notes when due.

An increase in interest rates could result in a decrease in the market value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

A downgrade in our credit ratings could materially adversely affect our business and financial condition and the market value of the notes.

The credit ratings assigned to the notes and other debt securities of the operating partnership could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any of the credit rating agencies that have rated the notes or other debt securities of the operating partnership downgrades or lowers its credit rating, or if any credit rating agency indicates that it has placed any such rating on a so-called “watch list” for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations (including payments on the notes) and to make dividends and other distributions to our security holders and could also have the material adverse effect on the market value of the notes.

The notes are subject to early redemption.

As described under “Description of Notes—The operating partnership’s redemption rights,” the operating partnership may, at its option, redeem the notes offered hereby in whole or in part, at any time and from time to time, at the redemption prices described under such caption. Consequently, the operating partnership may choose to redeem your notes at times when prevailing interest rates are lower than the effective interest rate on your notes. If that were to occur, you may be unable to reinvest your redemption proceeds in an investment with a return that is as high as the return you would have earned on the notes had they not been redeemed and that presents a similar level of investment risk as the notes.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act). Also, documents we subsequently file with the Securities and Exchange Commission and incorporate by reference will contain forward-looking statements. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as beliefs and assumptions of our management. Such statements involve uncertainties that could significantly impact our financial results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to acquisition and development activity, disposition activity, general conditions in the geographic areas where we operate, and our debt, capital structure and financial position—are forward-looking statements. Likewise, our pro forma information and our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	adverse changes in general economic conditions, the real estate industry and the markets in which we operate;

•	failure to realize the expected benefits of the recent acquisition of Life Storage, Inc. (“Life Storage”);

•

the risk that Life Storage’s business will not be fully integrated successfully or that such integration may be more difficult, time-consuming or costly than expected, including with respect to our ability to retain and hire key personnel;

•	the uncertainty of expected future financial performance and results of the combined company following completion of the Life Storage merger;

•	failure to close pending acquisitions and developments on expected terms, or at all;

•

the effect of competition from new and existing stores or other storage alternatives, including increased or unanticipated competition for our or Life Storage’s properties, which could cause rents and occupancy rates to decline;

•	potential liability for uninsured losses and environmental contamination;

•

the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing REITs, tenant reinsurance and other aspects of our business, which could adversely affect our results;

•	disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;

•

our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse, any of which could adversely affect our business and results;

•	national, international, regional and local economic and political climates and conditions;

•	changes in global financial markets and increases in interest rates;

•	risks associated with acquisitions, dispositions and development of properties, including increased development costs due to additional regulatory requirements related to climate change;

•	reductions in asset valuations and related impairment charges;

•	our lack of sole decision-making authority with respect to our joint venture investments;

•	our ability to recover losses under our insurance policies;

•	the effect of recent or future changes to U.S. tax laws;

•	the failure to maintain the Company’s REIT status for U.S. federal income tax purposes;

•	availability of financing and capital, the levels of debt that each of the Company and Life Storage maintain and their respective credit ratings;

•	environmental uncertainties, including risks of natural disasters;

•

impacts from any outbreak of highly infectious or contagious diseases, including reduced demand for self-storage space and ancillary products and services such as tenant reinsurance, and potential decreases in occupancy and rental rates and staffing levels, which could adversely affect our results; and

•	economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors,” including the risks incorporated therein from our Annual Report on Form 10-K for the year ended December 31, 2022, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, as updated by our subsequent filings under the Exchange Act.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $594.0 million.

We intend to use approximately half of the net proceeds of this offering to repay a portion of the Tranche 8 Term Loan, and use the remainder of the net proceeds to repay amounts outstanding from time to time under our lines of credit (which may include borrowings from the underwriters or their affiliates), and for other general corporate and working capital purposes, including funding potential acquisition opportunities.

As of the date of this prospectus supplement, the outstanding principal amount of our Tranche 8 Term Loan was $400.0 million. The Tranche 8 Term Loan bears interest at Adjusted Daily Simple SOFR plus 0.85% (6.33% as of December 31, 2023) and matures on June 22, 2024 with a one-year extension available. Under the Credit Agreement, we are required to use approximately half of the Net Proceeds (as defined therein) of certain financings, including this offering, to repay amounts outstanding under the Tranche 8 Term Loan. The outstanding indebtedness under the Tranche 8 Term Loan was incurred primarily to pay off certain outstanding debt of Life Storage in connection with the Life Storage merger, including Life Storage’s lines of credit and its outstanding private placement notes.

As of the date of this prospectus supplement, our operating partnership’s lines of credit consisted of the following:

•

a secured line of credit with a capacity of up to $140.0 million, of which approximately $43.0 million had been drawn, which bears interest at SOFR plus 1.35% (6.73% as of December 31, 2023) and matures on July 1, 2026 with a one-year extension available; and

•

a senior unsecured line of credit with a capacity of up to $2.0 billion, of which approximately $662.0 million had been drawn, which bears interest at Adjusted Daily Simple SOFR plus 0.775% (6.26% as of December 31, 2023), subject to change based on our public credit ratings from Moody’s Investors Service and S&P Global Ratings, and matures on June 22, 2027, subject to two six-month extensions at our option.

The outstanding indebtedness under our lines of credit was incurred primarily to fund acquisitions and preferred stock investments and for other general corporate purposes.

Certain of the underwriters and/or their affiliates are lenders under our secured line of credit and/or our senior unsecured line of credit. As described above, to the extent that we use a portion of the net proceeds of this offering to repay amounts outstanding from time to time under our lines of credit or other borrowings from the underwriters or their affiliates, the underwriters or their affiliates will receive their proportionate share of any amount of such borrowings that are repaid with the proceeds of this offering. In particular, to the extent we use a portion of the net proceeds from this offering to repay our outstanding indebtedness under our Tranche 8 Term Loan or under our lines of credit (which may include borrowings from the underwriters or their affiliates), certain of the underwriters or their affiliates may be lenders and may receive a portion of the net proceeds for the repayment of such indebtedness.

Pending use of the remaining net proceeds of this offering, we intend to invest these net proceeds in short-term interest-bearing investment grade instruments.

DESCRIPTION OF NOTES

This description of the notes summarizes key terms and provisions of the notes and the indenture referred to below. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture, which are incorporated herein by reference. We urge you to read those documents in their entirety because they, and not this description nor the “Description of Debt Securities and Guarantees” in the accompanying prospectus, define your rights as a holder of notes. You may request a copy of those documents from us as described in “Where You Can Find More Information” in the accompanying prospectus. The information in this section supplements and, to the extent inconsistent therewith, replaces the information in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees.”

Capitalized terms used but not otherwise defined herein have the meanings given to them in the notes or the indenture, as applicable. As used in this “Description of Notes,” (i) references to the “operating partnership,” “we,” “our” or “us” refer solely to Extra Space Storage LP and not to any of its subsidiaries, (ii) references to the “Company” refer solely to Extra Space Storage Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires and (iii) references to the “guarantors” refer, collectively, to the Company, ESS Holdings Business Trust I and ESS Holdings Business Trust II. Certain capitalized terms used in this section have the meaning set forth below in “—Definitions.”

General

The notes will be issued pursuant to a base indenture, dated as of May 11, 2021, among the operating partnership, the guarantors, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), a national banking association, as trustee, as supplemented by the twelfth supplemental indenture dated as of January 19, 2024. We refer to the indenture, as supplemented by such twelfth supplemental indenture, as the “indenture.”

The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof.

The notes will be issued only in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described in the accompanying prospectus under “Global Securities—Book-Entry, Delivery and Form.” The principal of, and premium, if any, and interest on, the notes will be payable in U.S. dollars. The registered holder of a note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or the place of payment are authorized or obligated by law or executive order to close.

The notes will be fully and unconditionally guaranteed by the guarantors on a senior unsecured basis. See “—Guarantees” below.

The terms of the notes provide that the operating partnership is permitted to reduce interest payments and payments upon a redemption of notes otherwise payable to a holder for any amounts the operating partnership is required to withhold by law. For example, non-United States holders of the notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. The operating partnership will set-off any such withholding tax that the operating partnership is required to pay against payments of interest payable on the notes and payments upon a redemption of notes.

Ranking

The notes will be the operating partnership’s senior unsecured obligations and will rank equally in right of payment with all of the operating partnership’s other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the operating partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the operating partnership’s subsidiaries and of any entity the operating partnership accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by the operating partnership, if any, in the operating partnership’s subsidiaries and in any entity the operating partnership accounts for using the equity method of accounting.

As of December 31, 2023, the operating partnership (excluding its subsidiaries) had, in addition to trade payables and other liabilities, approximately $1.3 billion of secured notes outstanding and approximately $4.0 billion of unsecured notes outstanding. In addition, as of December 31, 2023, the operating partnership had senior unsecured term loans in the amount of approximately $5.4 billion, a secured line of credit with a capacity of up to $140.0 million, of which $40.0 million had been drawn, and a senior unsecured line of credit with a capacity of up to $2.0 billion, of which approximately $642.0 million had been drawn. See “—Guarantees” below for a description of the ranking of the guarantees.

Except as described under “—Certain covenants” and “—Merger, consolidation or sale,” the indenture will not prohibit the operating partnership, the Company, any other guarantor or any of their respective subsidiaries from incurring secured or unsecured indebtedness or issuing preferred equity in the future and, although the indenture will contain covenants that will limit the ability of the operating partnership and its subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions, and in any event the operating partnership and its subsidiaries may be able, without taking advantage of any such exceptions, to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. For additional information, see “Risk Factors—Risks Related to this Offering—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.”

Additional notes

The notes will initially be limited to an aggregate principal amount of $600.0 million. The operating partnership may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions (except for any difference in the issue date, public offering price and, if applicable, the date from which interest thereon will begin to accrue and the initial interest payment date). Any such additional notes will have the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax and securities law purposes with the notes offered hereby. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

Interest

Interest on the notes will accrue at the rate of 5.400% per year from and including January 19, 2024 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning August 1, 2024. Except as described below under “—The operating partnership’s redemption rights,” the interest so payable will be paid to each holder in whose name a note is registered at the close of business on the January 15 or July 15 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date or maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next business day.

Maturity

The notes will mature on February 1, 2034 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described under “—The operating partnership’s redemption rights” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

The operating partnership’s redemption rights

Prior to November 1, 2033 (three months prior to their maturity date) (the “Par Call Date”), the operating partnership may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to, but excluding, the date of redemption; and

•	100% of the principal amount of the notes being redeemed;

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the operating partnership may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, if the redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its notes for redemption).

As used herein:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the operating partnership in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the operating partnership after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the notice of the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)–H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the operating partnership shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the notice of the redemption date H.15 TCM is no longer published, the operating partnership shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such notice of the redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the operating partnership shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the operating partnership shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

We will calculate the redemption price as described in the terms of the notes to be redeemed and will deliver an officer’s certificate to the trustee setting forth the redemption price no later than two business days prior to the redemption date, and the trustee will not be responsible for such calculation nor shall the trustee have any duty to monitor the accuracy of any calculations made by us which will be conclusive and binding on the holders, absent manifest error.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless the operating partnership defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

In the event of any redemption of notes, the operating partnership will not be required to:

•

issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the notes selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

The transferor shall also provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

If the paying agent holds funds sufficient to pay the redemption price of the notes on the redemption date, then on and after such date:

•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

The operating partnership will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Certain covenants

Limitation on total outstanding debt. The operating partnership will not, and will not permit any Subsidiary to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of the operating partnership’s and its Subsidiaries’ outstanding Debt is greater than 60% of the sum of the following (without duplication): (1) the operating partnership’s and its Subsidiaries’ Total Assets as of the last day of the then most recently ended fiscal quarter covered in the Company’s annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the operating partnership or any Subsidiary since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt and any substantially concurrent offering of other securities.

Limitation on secured debt. The operating partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Lien on any of its or any of its Subsidiaries’ property or assets, whether owned on the date of the indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of the operating partnership and its Subsidiaries’ outstanding Debt which is secured by a Lien on any of its or its Subsidiaries’ property or assets is greater than 40% of the sum of (without duplication): (1) the operating partnership’s and its Subsidiaries’ Total Assets as of the last day of the then most recently ended fiscal quarter covered in the Company’s annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be; and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the operating partnership or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt and any substantially concurrent offering of other securities.

Debt service test. The operating partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of the operating partnership’s and its Subsidiaries’ EBITDA to the operating partnership’s and its Subsidiaries’ Interest Expense for the period consisting of the four consecutive fiscal quarters ending with the latest quarter covered in the Company’s annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt, and calculated on the following assumptions: (1) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the operating partnership or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period; (2) the repayment or retirement of any other Debt of the operating partnership or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and (3) in the case of any acquisition or disposition by the operating partnership or any of its Subsidiaries of any asset or group of assets with a fair market value (as determined by the Company in its reasonable discretion) in excess of $1.0 million since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Interest Expense, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period.

Maintenance of total unencumbered assets. The operating partnership will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all of its and its Subsidiaries’ outstanding Unsecured Debt determined on a consolidated basis in accordance with GAAP.

Existence. Except as permitted by the covenant described under “—Merger, consolidation or sale,” the operating partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, and each guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, neither the operating partnership nor any guarantor will be required to preserve any right or franchise if the Company’s board of directors (or any duly authorized committee of that board of directors), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of our or such guarantor’s business, as the case may be.

Maintenance of properties. The operating partnership will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the judgment of the operating partnership may be necessary in order for the operating partnership to at all times properly and advantageously conduct its business carried on in connection with such properties; provided that the operating partnership and its Subsidiaries shall be permitted to sell or transfer properties in the ordinary course of business.

Insurance. The operating partnership will, and will cause each of its Subsidiaries to, keep in force upon all of its and each of its Subsidiaries’ properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the operating partnership and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of taxes and other claims. The operating partnership and each guarantor will each pay or discharge or cause to be paid or discharged before it becomes delinquent:

•	all taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and

•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries.

However, neither the operating partnership nor any guarantor will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.

Provision of financial information. For as long as the notes are outstanding, the Company will file with the trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual and quarterly reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports with the SEC pursuant to either Section 13 or Section 15(d) of the Exchange Act, the Company will file with the trustee and the SEC, in accordance with any other rules and regulations that may be prescribed from time to time by the SEC, such annual and quarterly reports and supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time by the SEC in such rules and regulations.

In addition to the previous paragraph, for as long as the notes are outstanding, if at any time the Company is not subject to Section 13 or Section 15(d) of the Exchange Act and the Company is not providing annual and quarterly reports and supplementary and periodic information, documents and reports to the SEC and the trustee pursuant to the previous paragraph, the Company will, at its option, either (i) post on a publicly available website or (ii) post on IntraLinks or any comparable password protected online data system requiring user identification and a confidentiality acknowledgement (a “Confidential Datasite”), within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable SEC rules and regulations, the quarterly and audited annual financial statements and accompanying disclosure described in Item 303 of Regulation S-K (“management’s discussion and analysis of financial condition and results of operations”) that would be required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, required to be filed with the SEC if the Company were subject to Section 13(a) or Section 15(d) of the Exchange Act. If the Company elects to furnish such reports via a Confidential Datasite, access to such Confidential Datasite will be provided promptly upon request to holders and beneficial owners of, and bona fide potential investors in, the notes as well as securities analysts and market makers and no such request for access to such Confidential Datasite will be unreasonably denied.

Reports and other documents filed by the Company with the SEC and publicly available via the EDGAR system, a publicly available website or a Confidential Datasite will be deemed to be delivered to the trustee as of the time such filing is publicly available via EDGAR, such publicly available website or such Confidential Datasite for purposes of this covenant. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants under the indenture or relating to the notes (as to which the trustee is entitled to certificates). The trustee shall not be obligated to monitor or confirm on a continuing basis or otherwise our compliance with the covenants or with respect to any reports or other documents filed with the SEC under the indenture. In addition, if the operating partnership becomes an SEC filer, the reports of the operating partnership will be deemed to satisfy the forgoing covenant.

In the event that any direct or indirect parent company of the Company becomes a guarantor of the notes, the Company may satisfy its obligations under this covenant to provide financial information of the Company by furnishing the equivalent financial information relating to such parent; provided that such equivalent financial information is accompanied by consolidating financial information that explains in reasonable detail the differences between the information for such parent, on the one hand, and the information for Company and its consolidated subsidiaries, on the other hand.

General. For purposes of the covenants described under this caption “—Certain covenants,” Debt will be deemed to be incurred by the operating partnership or any of its Subsidiaries whenever the operating partnership or such Subsidiary shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof. The covenants described under this caption “—Certain covenants” shall, insofar as they relate to the notes, be subject to covenant defeasance as described in the accompanying prospectus under “Description of Debt Securities and Guarantees—Defeasance of Debt Securities and Certain Covenants in Certain Circumstances—Defeasance of Certain Covenants,” provided that, notwithstanding the foregoing, the covenant of the operating partnership and the guarantors to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence (except as permitted by the provisions described under “—Merger, consolidation or sale”) and the provisions described above under “—Provision of financial information” shall not be subject to covenant defeasance. In addition, the operating partnership and the guarantors may omit in any particular instance to comply, insofar as relates to the notes, with any covenant described under this caption “—Certain covenants” if the holders of at least a majority in principal amount of the outstanding notes waive such compliance.

Guarantees

Each of the guarantors will fully and unconditionally guarantee, on a joint and several basis, the operating partnership’s obligations under the indenture and the notes, including the due and punctual payment of principal of and interest on the notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. Under the terms of the guarantors’ guarantee, holders of the notes will not be required to exercise their remedies against the operating partnership before they proceed directly against any guarantor. Each guarantor’s obligations under the guarantee of the notes will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the guarantee of such guarantor constituting a fraudulent transfer or conveyance. See “Risk factors—Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.”

The guarantee of the notes will be a senior unsecured obligation of each guarantor and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and senior unsecured guarantees of such guarantor. Each guarantor’s guarantee of the notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of such guarantor (to the extent of the value of the collateral securing such indebtedness and guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of such guarantor’s subsidiaries (including the operating partnership) and of any entity such guarantor accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by such guarantor in such guarantor’s subsidiaries (including the operating partnership) and in any entity such guarantor accounts for using the equity method of accounting.

The covenants in the indenture that will limit the ability of the operating partnership and its subsidiaries to incur indebtedness will not apply to the Company or the other guarantors.

The guarantors have no material operations separate from the operation of the operating partnership and no material assets, other than their respective investments, directly or indirectly, in the operating partnership. Accordingly, if the operating partnership fails to make a payment on the notes when due, there can be no assurance that the guarantors would have funds to pay that amount pursuant to their guarantees. See “Risk factors—The Company and the other guarantors have no significant operations, other than as the operating partnership’s indirect general partner and indirect limited partner (in the case of the Company), direct general partner (in the case of ESS Holdings Business Trust I) and direct limited partner (in the case of ESS Holdings Business Trust II), and no material assets, other than their respective investments, directly or indirectly, in the operating partnership.”

For additional information, see “Risk Factors—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.”

Merger, consolidation or sale

The operating partnership and each of the guarantors may consolidate with, or sell, lease or convey all or substantially all of our or its assets to, or merge with or into, any other entity, provided that the following conditions are met:

•

the operating partnership or such guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than the operating partnership or such guarantor, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and, in the case of the operating partnership, shall expressly assume by supplemental indenture payment of the principal of and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture or, in the case of such guarantor, shall expressly assume by supplemental indenture the payment of all amounts due under such guarantor’s guarantee of the notes and the due and punctual performance and observance of all of the covenants and conditions of such guarantor in the indenture;

•

immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in this “—Merger, consolidation or sale,” in which the operating partnership and/or any guarantor are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of the operating partnership and/or such guarantor, and the operating partnership and/or such guarantor shall be discharged from its or their obligations under the notes and the indenture.

Events of default

The following events are “Events of Default” with respect to the notes:

•	default for 30 days in the payment of any installment of interest under the notes;

•

default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the notes in accordance with the terms of the indenture shall not constitute a default in the payment of principal;

•

failure by us or any of the guarantors to comply with any of our or such guarantor’s respective other agreements in the notes or the indenture with respect to the notes upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice;

•

failure to pay any Debt (other than Non-Recourse Debt) for monies borrowed by the operating partnership, any guarantor or any of their respective Significant Subsidiaries in an outstanding principal amount in excess of $100.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which Debt (other than Non-Recourse Debt) is, or has become, the primary obligation of the operating partnership or such guarantor and is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the operating partnership from the trustee (or to the operating partnership and the trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding notes); or

•

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, the Company, any other guarantor or any of their respective Significant Subsidiaries or all or substantially all of their respective property.

If an Event of Default under the indenture with respect to the notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to us, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of all of the notes to be due and payable immediately by written notice thereof to us and the Company (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding notes may waive all defaults or Events of Default and rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the notes have been cured or waived as provided in the indenture.

The holders of not less than a majority in principal amount of the outstanding notes may waive any past default with respect to the notes and its consequences, except a default:

•

in the payment of the principal of, or the premium, if any, or interest on the notes, unless such default has been cured and we, the Company or any other guarantor shall have deposited with the trustee all required payments of the principal of and interest on the notes; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected thereby.

The trustee will be required to give notice to the holders of the notes of a default under the indenture unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to the notes (except a default in the payment of the principal of or interest on the notes) if a responsible officer of the trustee considers the withholding to be in the interest of the holders.

No holder of the notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of indemnity or security satisfactory to the trustee against any loss, cost, liability or expense. This provision will not prevent, however, any holder of the notes from instituting suit for the enforcement of payment of the principal of and interest on the notes at the respective due dates thereof.

The trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes then outstanding under the indenture, unless the holders shall have offered, and, if requested, provided to the trustee security or indemnity satisfactory to the trustee against any loss, cost, liability or expense. The holders of not less than a majority in principal amount of the outstanding notes (or of all notes then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. The indenture provides that, if an event of default occurs and is continuing, the trustee will exercise its rights and powers under the indenture, and use the same degree of care and skill in exercising the same, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs and, to be indemnified by the holders of notes against any loss, costs liability, claim, or expense before proceeding to exercise any right or power under the indenture at the written request of such holders. The rights of holders of the notes to pursue remedies with respect to the indenture and the notes are subject to a number of additional requirements set forth in the indenture.

Within 120 days after the close of each fiscal year of the Company, the operating partnership and the Company must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Defeasance, satisfaction and discharge of the notes

The notes will be subject to the defeasance and satisfaction and discharge provisions of the accompanying prospectus under the captions “Description of Debt Securities and Guarantees—Defeasance of Debt Securities and Certain Covenants in Certain Circumstances” and “Description of Debt Securities and Guarantees—Satisfaction and Discharge”.

Modification, waiver and meetings

Modifications and amendments of the indenture with respect to the notes will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of each holder affected:

•	reduce the amount of the notes whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on the notes;

•	reduce the principal of, or premium, if any, on, or change the stated maturity of, the notes;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, or premium, if any, or interest on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium, if any, or interest on, the notes payable in any currency other than that stated in the notes;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of the notes to receive payment of the principal of, or premium, if any, and interest on, the notes and to institute suit for the enforcement of any such payment and to waivers or amendments;

•	waive a redemption payment with respect to the notes; or

•	release the Company or any other guarantor as a guarantor of the notes other than as provided in the indenture or modify the guarantee in any manner adverse to the holders of the notes.

Notwithstanding the foregoing, modifications and amendments of the indenture with respect to the notes will be permitted to be made by us and the trustee without the consent of any holder of the notes for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the indenture; provided that this action shall not adversely affect the interests of holders of the notes in any material respect;

•	to comply with the covenants in the indenture under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated notes in addition to or in place of certificated notes;

•	to add guarantors with respect to the notes or secure the notes;

•	to evidence a successor to us as obligor or any guarantor as guarantor under the indenture with respect to the notes;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of any notes;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the interests of the holders of any notes then outstanding in any material respect;

•

to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture, or change any of the provisions of the indenture as may be necessary to provide for or facilitate the administration of the trusts hereunder by a successor trustee;

•

to effect the appointment of a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to reflect the release of any guarantor, as guarantor, in accordance with the provisions of the indenture; or

•

to conform the text of the indenture, any guarantee or the notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the indenture, such guarantee or the notes (as certified in an officer’s certificate).

In addition, without the consent of any holder of the notes, the Company, or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium and interest on all the notes and the performance of every covenant of the indenture on our part to be performed or observed. Upon any assumption, the Company or such subsidiary shall succeed us, and be substituted for and may exercise every right and power of ours, under the indenture with the same effect as if the Company or such subsidiary had been the issuer of the notes, and the operating partnership shall be released from all obligations and covenants with respect to the notes. No assumption shall be permitted unless the Company has delivered to the trustee (1) an officer’s certificate and an opinion of counsel, stating, among other things, that the guarantee and all other covenants of the Company in the indenture remain in full force and effect and (2) an opinion of independent counsel that the holders of the notes shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any notes are then listed on the New York Stock Exchange, that the notes shall not be delisted as a result of the assumption.

In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of notes, the indenture provides that notes owned by us, any guarantor or any other obligor upon the notes or any affiliate of ours, such guarantor or any of the other obligors known to a responsible officer of the trustee shall be disregarded.

The indenture contains provisions for convening meetings of the holders of notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us or the Company or the holders of at least 10% in principal amount of the outstanding notes, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted only by the affirmative vote of the holders of a majority in principal amount of the outstanding notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, holders holding or representing the specified percentage in principal amount of the outstanding notes will constitute a quorum.

Notwithstanding the foregoing provisions, any action to be taken at a meeting of holders of the notes with respect to any action that the indenture expressly provides may be taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding notes may be taken at a meeting at which a quorum is present by the affirmative vote of holders of the specified percentage in principal amount of the outstanding notes.

Trustee

Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association, as trustee) will initially act as the trustee, registrar and paying agent for the notes, subject to replacement at the operating partnership’s option as provided in the indenture. Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), in each of its capacities, including without limitation as trustee, registrar and paying agent for the notes, assumes no responsibility for the accuracy and completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents, or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the written request of any of the holders of the required percentage under the indenture of holders of the notes only after those holders have offered, and, if requested, provided the trustee indemnity or security satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the operating partnership. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Notices

Notices to holders of the notes will be given pursuant to the procedures in the base indenture.

Definitions

As used in this “Description of Notes,” the following defined terms have the meanings indicated:

“Acquired Debt” means Debt of a person:

•	existing at the time such person is merged or consolidated with or into the operating partnership or any of its Subsidiaries or becomes a Subsidiary of the operating partnership; or

•	assumed by the operating partnership or any of its Subsidiaries in connection with the acquisition of assets from such person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into the operating partnership or any of its Subsidiaries or becomes a Subsidiary of the operating partnership or the date of the related acquisition, as the case may be.

“Capitalized Property Value” means, with respect to any person, (a) Property EBITDA of such person for the four (4) consecutive fiscal quarters ended on the last day of the then most recently ended fiscal quarter covered in the Company’s annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, divided by (b) 6.75%.

“Capitalized Tenant Insurance Value” means (a) cash distributions and cash royalties received by the operating partnership or any of its Subsidiaries (other than any Captive Insurance Subsidiary) with respect to Tenant Insurance Contracts for the four (4) consecutive fiscal quarters ended on the last day of the then most recently ended fiscal quarter covered in the Company’s annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be (excluding cash distributions and cash royalties in respect of properties that are 100% owned in fee simple by the operating partnership or any of its Subsidiaries) divided by (b) 12.5%.

“Captive Insurance Subsidiary” means any wholly owned Subsidiary of the operating partnership that (a) has no Subsidiaries other than Captive Insurance Subsidiaries, (b) is a captive insurance company established for the primary purpose of entering into tenant insurance contracts and (c) is subject to regulation as an insurance company.

“Customary Recourse Exceptions” means, with respect to any Debt, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single-purpose entity covenants, voluntary insolvency proceedings and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financing of real property.

“Debt” means, without duplication, with respect to any person, such person’s Pro Rata Share of the aggregate principal amount of indebtedness in respect of:

(i)	borrowed money evidenced by bonds, notes, debentures or similar instruments, as determined in accordance with GAAP,

(ii)

indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on Property or other assets owned by such person or any of its Subsidiaries directly, or indirectly through unconsolidated joint ventures, as determined in accordance with GAAP,

(iii)	reimbursement obligations in connection with any letters of credit actually issued and called, and

(iv)	any lease of property by such person or any of its Subsidiaries as lessee which is reflected in such person’s balance sheet as a finance lease, in accordance with GAAP;

provided, that Debt also includes, to the extent not otherwise included, any obligation by such person or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise, items of indebtedness of another person (other than the operating partnership or any Subsidiary) described in clauses (i) through (iv) above (or, in the case of any such obligation made jointly with another person other than obligations to be liable for the Debt of another person solely as a result of Customary Recourse Exceptions (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof), such person’s or its Subsidiary’s allocable portion of such obligation based on its ownership interest in the related real estate assets or such other applicable assets); and provided, further, that Debt excludes Intercompany Debt and operating lease liabilities reflected in such person’s balance sheet in accordance with GAAP.

“Development Property” means a Property currently under development on which the improvements have not been completed, or a Property where development has been completed as evidenced by a certificate of occupancy for the entire Property for the 36 month period following the issuance of such certificate of occupancy (provided that the operating partnership may at its option elect to remove a Property from the category of Development Properties prior to the completion of the 36-month period, but any such Property may not be reclassified as a Development Property). The term “Development Property” shall include real property of the type described in the immediately preceding sentence to be (but not yet) acquired by the operating partnership, any Subsidiary or any joint venture of the operating partnership upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition.

“EBITDA” means, with respect to any person, for any period and without duplication, net earnings (loss) of such person for such period (including Tenant Insurance Operating Income in respect of properties that are 100% owned in fee simple by the operating partnership or any of its Subsidiaries) excluding the impact of the following amounts with respect to any person (but only to the extent included in determining net earnings (loss) for such period):

(i)	depreciation and amortization expense and other non-cash charges of such person for such period;

(ii)	interest expense of such person for such period;

(iii)	income tax expense of such person in respect of such period;

(iv)

extraordinary and nonrecurring gains and losses of such person for such period, including without limitation, gains and losses from the sale of assets, write-offs and forgiveness of debt, foreign currency translation gains or losses; and

(v)	equity in net income of non-controlling interests.

“Equity Interests” means, with respect to any person, any share of capital stock of (or other ownership or profit interests in) such person, any warrant, option or other right for the purchase or other acquisition from such person of any share of capital stock of (or other ownership or profit interests in) such person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such person or warrant, right or option for the purchase or other acquisition from such person of such shares (or such other interests), and any other ownership or profit interest in such person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Fair Market Value” means, (a) with respect to a security listed (or an unlisted convertible security that is convertible into a security listed) on Nasdaq or have trading privileges on the New York Stock Exchange, the

NYSE American, or another recognized national United States securities exchange, the London Stock Exchange, Euronext or another recognized European securities exchange, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions, and (b) with respect to any other asset, book value (determined in accordance with GAAP).

“GAAP” means accounting principles generally accepted in the United States of America, consistently applied, as in effect from time to time.

“Intercompany Debt” means, as of any date, Debt to which the only parties are the operating partnership and any of its Subsidiaries, but only so long as that Debt is held solely by any of the operating partnership and any of its Subsidiaries as of that date and, provided that, in the case of Debt owed by the operating partnership to any Subsidiary, the Debt is subordinated in right of payment to the holders of the notes.

“Interest Expense” means, with respect to any person, for any period, such person’s Pro Rata Share of interest expense for such period, with other adjustments as are necessary to exclude: (i) the effect of items classified as extraordinary items, in accordance with GAAP; (ii) amortization of debt issuance costs; (iii) prepayment penalties and (iv) non-cash swap ineffectiveness charges.

“Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind, provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.

“Marketable Securities” means: (a) common or preferred Equity Interests which are listed on Nasdaq or have trading privileges on the New York Stock Exchange, the NYSE American, or another recognized national United States securities exchange, the London Stock Exchange, Euronext or another recognized European securities exchange; (b) convertible securities which can be converted at any time into common or preferred Equity Interests of the type described in the immediately preceding clause (a); and (c) securities evidencing indebtedness issued by persons which have an investment grade credit rating by a nationally recognized statistical rating organization; provided that Marketable Securities shall not include any securities that are considered cash equivalents.

“Non-Recourse Debt” means Debt of a Subsidiary of the operating partnership (or an entity in which the operating partnership is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the operating partnership (or entity in which the operating partnership is the general partner or managing member) that is the borrower and is non-recourse to the operating partnership or any Subsidiary of the operating partnership (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the operating partnership (or entity in which the operating partnership is the general partner or managing member) that is the borrower); provided, further, that, if any such Debt is partially recourse to the operating partnership or any Subsidiary of the operating partnership (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the operating partnership (or entity in which the operating partnership is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Debt that does meet the criteria set forth above shall constitute “Non-Recourse Debt.”

“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements and carve-out guarantees) provided under Non-Recourse Debt in the ordinary course of business by the operating partnership or any Subsidiary of the operating partnership in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the operating partnership (or entity in which the operating partnership is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to the operating partnership or any of the operating partnership’s other

Subsidiaries, except for customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements or carve-out guarantees) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to nonrecourse liability).

“person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pro Rata Share” means, with respect to any person, any applicable figure or measure of such person and its Subsidiaries on a consolidated basis, less any portion attributable to non-controlling interests, plus such person’s or its Subsidiaries’ allocable portion of such figure or measure, based on their ownership interest, of unconsolidated joint ventures.

“Property” means a parcel (or group of related parcels) of real property.

“Property EBITDA” means, with respect to any person, for any period, such person’s Pro Rata Share of EBITDA for such period adjusted to add back the impact of corporate level general and administrative expenses.

“Significant Subsidiary” of any specified person means any Subsidiary in which such person has invested at least $100.0 million in capital.

“Subsidiary” means, for any person (as defined in the indenture, but excluding an individual, government or any agency or political subdivision thereof), any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such person or one or more Subsidiaries of such person or by such person and one or more Subsidiaries of such person, and shall include all persons the accounts of which are consolidated with those of such person pursuant to GAAP.

“Tenant Insurance Contract” means an insurance or reinsurance contract or agreement under which any Captive Insurance Subsidiary provides insurance or reinsurance in respect of tenant insurance related to a self-storage property.

“Tenant Insurance Operating Income” means, for any period, an amount equal to (a) the Tenant Insurance Revenue for such period minus (b) actual or attributable tenant insurance and reinsurance expenses (excluding royalty expenses paid to the operating partnership or any of its wholly owned Subsidiaries) of the applicable Captive Insurance Subsidiaries pursuant to Tenant Insurance Contracts for such period.

“Tenant Insurance Revenue” means, for any period, the aggregate revenues for such period earned by the Captive Insurance Subsidiaries from providing tenant insurance or reinsurance services under Tenant Insurance Contracts.

“Total Assets” means, with respect to any person, as of any date, the sum (without duplication) of:

(a)

the Capitalized Property Value of such person and its Subsidiaries, excluding Capitalized Property Value attributable to Properties acquired or disposed of by such person or Subsidiary during the four consecutive quarters ending on such date and Development Properties;

(b)	the Capitalized Tenant Insurance Value of such person and its Subsidiaries;

(c)	all cash and cash equivalents (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted) of such person and its Subsidiaries at such time;

(d)

the Pro Rata Share of such person or its Subsidiaries of the current undepreciated book value of Development Properties held by such person or Subsidiary and all land held for development by such person or Subsidiary;

(e)

the Pro Rata Share of the purchase price paid by such person or any of its Subsidiaries (less the Pro Rata Share of any amounts paid to such person or such Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or in connection with other similar arrangements, and without regard to allocations of property purchase prices pursuant to Statement of Financial Accounting Standards No. 141 or other provisions of GAAP) for any Property or business acquired by the operating partnership or such Subsidiary during the four consecutive quarters ending on such date;

(f)

the contractual purchase price of Properties of such person and its Subsidiaries subject to purchase obligations, repurchase obligations, forward commitments and unfunded obligations to the extent such obligations and commitments are included in determinations of Debt; and

(g)

the Fair Market Value of all Marketable Securities owned by such person or any of its Subsidiaries, plus all other assets of such person and its Subsidiaries (the value of which is determined in accordance with GAAP but excluding assets classified as intangible under GAAP), provided, however, that such other assets shall not include the right of use assets associated with an operating lease in accordance with GAAP.

In determining the Total Assets of the operating partnership, the operating partnership shall have the option to include Capitalized Property Value under clause (a) above from any such Properties that are otherwise subject to valuation under clause (d) or (e) above; provided, however, that if such election is made, any value attributable to such Properties under clause (d) or (e) above shall be excluded from the determination of the amount under clause (d) or (e).

“Total Unencumbered Assets” means, as of any date, those assets within Total Assets that are not subject to a Lien, less the value attributable to Capitalized Tenant Insurance Value; provided that in determining Total Unencumbered Assets, all investments in unconsolidated entities shall be excluded.

“Unsecured Debt” means Debt that is not secured by a Lien on any property or assets of the operating partnership or any of its Subsidiaries.

UNDERWRITING

Wells Fargo Securities, LLC, TD Securities (USA) LLC and BofA Securities, Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$96,000,000
TD Securities (USA) LLC	66,000,000
BofA Securities, Inc.	48,000,000
BMO Capital Markets Corp.	42,000,000
J.P. Morgan Securities LLC	42,000,000
PNC Capital Markets LLC	42,000,000
Truist Securities, Inc.	42,000,000
U.S. Bancorp Investments, Inc.	30,000,000
Regions Securities LLC	36,000,000
BOK Financial Securities, Inc.	24,000,000
Citigroup Global Markets Inc.	24,000,000
Huntington Securities, Inc.	24,000,000
Scotia Capital (USA) Inc.	24,000,000
Zions Direct, Inc.	24,000,000
Fifth Third Securities, Inc.	18,000,000
Academy Securities, Inc.	12,000,000
Samuel A. Ramirez & Company, Inc.	6,000,000

Total	$600,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The operating partnership and the Company have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and satisfaction of other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Sales of notes made outside of the United States may be made by affiliates of the underwriters.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer notes to dealers at that price less a concession not in excess of 0.400% of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.250% of the principal amount of the notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the underwriting discount payable by us.

	Per Note	Total
Underwriting discount	0.650%	$3,900,000

The expenses of the offering, not including the underwriting discount, are estimated at $600,000 and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice.

We cannot assure you that an active trading market for the notes will develop or as to the liquidity of any trading market that may develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of the notes than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Delayed Settlement

We expect that the delivery of the notes will be made against payment therefor on or about the settlement date specified on the cover page of this prospectus supplement, which will be the third business day following the date of pricing of the notes (such settlement cycle being referred to herein as “T+3”). Under rules of the SEC, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the second business day prior to the settlement date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters and/or their respective affiliates are lenders under, or holders of, our indebtedness. As described in this prospectus supplement under “Use of Proceeds,” to the extent that we use any of the net proceeds from this offering to repay indebtedness, such underwriters or their affiliates will receive their proportionate share of any amount of the outstanding borrowings that is repaid with the net proceeds from this offering. In particular, to the extent we use a portion of the net proceeds from this offering to repay our outstanding indebtedness under our Tranche 8 Term Loan or under our lines of credit (which may include borrowings from the underwriters or their affiliates), certain of the underwriters or their affiliates may be lenders and may receive a portion of the net proceeds for the repayment of such indebtedness. In such event, the aggregate amount received by the underwriters or their affiliates, as applicable, from the repayment of borrowings may exceed 5% of the proceeds from this offering (not including the underwriting discount). Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, an indirect, wholly owned subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of these underwriters or their affiliates routinely hedge and certain other of these underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short position in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices the notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Prohibition of Sales to EEA Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

a.	retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

b.

a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

c.	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in MiFID II; (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II ; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to UK Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the UK. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); or

(ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the Financial Services and Markets Act 2000 (as amended, the “FSMA”) to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”), and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

PROHIBITION OF SALES TO UK RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in the UK Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

(a)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or the ASX.

Notice to Prospective Investors in Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS

Certain legal matters with respect to the validity of the notes will be passed upon for us by Latham & Watkins LLP. Fried, Frank, Harris, Shriver & Jacobson LLP will act as counsel and pass on certain legal matters for the underwriters. Venable LLP will issue an opinion to us regarding certain matters of Maryland law. Verrill Dana LLP will issue an opinion to us regarding certain matters of Massachusetts law. Latham & Watkins LLP may rely upon the opinions of Venable LLP and Verrill Dana LLP. Ballard Spahr LLP will issue an opinion to the underwriters regarding certain matters of Maryland law. Fried, Frank, Harris, Shriver & Jacobson LLP may rely upon the opinion of Ballard Spahr LLP.

EXPERTS

Extra Space

The consolidated financial statements of Extra Space Storage Inc. appearing in Extra Space Storage Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Extra Space Storage Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Life Storage

The consolidated financial statements of Life Storage, Inc. and Life Storage LP appearing in Life Storage, Inc.’s and Life Storage LP’s combined Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Life Storage, Inc.’s and Life Storage LP’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the Securities and Exchange Commission into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is an important part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this prospectus supplement, the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or in any other document we subsequently file with the Securities and Exchange Commission that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement or the accompanying prospectus. We incorporate by reference the following documents we filed with the Securities and Exchange Commission:

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

•

our Current Reports on Form 8-K filed with the Securities and Exchange Commission on March  22, 2023, March  28, 2023, April  3, 2023, May  19, 2023, May  26, 2023, June 12, 2023 (excluding Exhibits 99.2 and 99.3 thereto), June 13, 2023, June  16, 2023, June  20, 2023, June  27, 2023, July  11, 2023, July  18, 2023, July  20, 2023 (excluding information in Item 7.01 and Exhibit 99.1 furnished therein), July  25, 2023, August  18, 2023, November  28, 2023, December  1, 2023 and December 22, 2023;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2023; and

•

the description of our capital stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on August 4, 2004 (File No. 001-32269), including any amendments or reports filed for the purpose of updating this description.

All documents that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of any securities made under this prospectus supplement (excluding any portions of such documents that are deemed “furnished” to the Securities and Exchange Commission pursuant to applicable rules and regulations) will also be considered to be incorporated by reference in this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed documents.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121, Attn: Investor Relations, telephone: (801) 365-4600.

PROSPECTUS

Extra Space Storage Inc.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Units

Guarantees of Debt Securities

Extra Space Storage LP

Debt Securities

We may offer and sell the securities identified above from time to time in one or more offerings. Extra Space Storage LP may offer from time to time debt securities in one or more series. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering, and may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve the status of Extra Space Storage Inc. as a real estate investment trust, or REIT, for U.S. federal income tax purposes. The applicable prospectus supplement may also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We or Extra Space Storage LP may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling security holders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol “EXR.” On May 3, 2021, the last reported sales price of our common stock on the NYSE was $145.62 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 4, 2021

References in this prospectus to “Extra Space Storage Inc.,” “we,” “our,” “us” and “our company” refer to Extra Space Storage Inc., a Maryland corporation, and its consolidated subsidiaries, including Extra Space Storage LP. Extra Space Storage LP is a Delaware limited partnership of which we are the indirect general partner and to which we refer in this prospectus as our operating partnership. References to “OP units” include common operating partnership units and preferred operating partnership units of Extra Space Storage LP. References in this prospectus to the “Guarantors” refer to our wholly owned subsidiaries that are listed as guarantor registrants in the registration statement of which this prospectus forms a part.

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You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with different information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

EXTRA SPACE STORAGE

We are a fully integrated, self-administered and self-managed REIT formed as a Maryland corporation on April 30, 2004, to own, operate, manage, acquire, develop and redevelop self-storage properties, or stores. We closed our initial public offering on August 17, 2004.

We were formed to continue the business of Extra Space Storage LLC and its subsidiaries, which had engaged in the self-storage business since 1977. As of March 31, 2021, we owned and/or operated 1,969 stores in 40 states, Washington, D.C. and Puerto Rico, comprising approximately 153.4 million square feet of net rentable space in approximately 1.4 million units.

We operate in two distinct segments: (1) self-storage operations; and (2) tenant reinsurance. Our self-storage operations activities include rental operations of wholly-owned stores. Tenant reinsurance activities include the reinsurance of risks relating to the loss of goods stored by tenants in our stores.

Substantially all of our business is conducted through our operating partnership. Our primary assets are general partner and limited partner interests in our operating partnership. This structure is commonly referred to as an umbrella partnership REIT, or UPREIT. Between our general partner and limited partner interests, we held a 94.4% ownership interest in our operating partnership as of March 31, 2021. We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code. To the extent we continue to qualify as a REIT we will not be subject to U.S. federal tax, with certain exceptions, on our net taxable income that is distributed to our stockholders.

Our primary business objectives are to maximize cash flow available for distribution to our stockholders and to achieve sustainable long-term growth in cash flow per share in order to maximize long-term stockholder value both at acceptable levels of risk. We continue to evaluate a range of growth initiatives and opportunities.

Our principal corporate offices are located at 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121, and our telephone number is (801) 365-4600. We maintain a website that contains information about us at www.extraspace.com. The information included on our website is not, and should not be considered, a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Forward-Looking Statements.”

GUARANTOR DISCLOSURES

Extra Space Storage Inc. and the Guarantors may guarantee debt securities of the operating partnership as described in “Description of Debt Securities and Related Guarantees.” Any such guarantees by Extra Space Storage Inc. and the Guarantors will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such outstanding guaranteed debt securities. Extra Space Storage Inc. owns all of its assets and conducts all of its operations through the operating partnership and the operating partnership is consolidated into Extra Space Storage Inc.’s financial statements.

In March 2020, the Securities and Exchange Commission adopted amendments to Rule 3-10 of Regulation S-X and created Rule 13-01 to simplify disclosure requirements related to certain registered securities. Extra Space Storage Inc., the operating partnership and the Guarantors have filed this prospectus with the Securities and Exchange Commission registering, among other securities, debt securities of the operating partnership, which will be fully and unconditionally guaranteed by Extra Space Storage Inc. and the Guarantors. As a result of the amendments to Rule 3-10 of Regulation S-X, subsidiary issuers or guarantors of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor or guarantor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions as set forth below, the alternative disclosure required by Rule 13-01 is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the operating partnership and the Guarantors have not been presented.

Furthermore, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for the operating partnership and the Guarantors because the assets, liabilities and results of operations of the operating partnership and the Guarantors are not materially different than the corresponding amounts in Extra Space Storage Inc.’s consolidated financial statements incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may sell common stock, preferred stock, depositary shares, warrants, rights and units, and the operating partnership may sell debt securities (including related guarantees by Extra Space Storage Inc. and the Guarantors), in each case in one or more offerings from time to time. In addition, selling security holders to be named in a prospectus supplement may sell certain of our securities from time to time. This prospectus provides you with a general description of the securities we, the operating partnership or any selling security holder may offer. Each time we, the operating partnership or any selling security holder sells securities, we, the operating partnership or the selling security holder will provide a prospectus supplement containing specific information about the terms of the applicable offering. Such prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” before you decide whether to invest in our securities.

We or the operating partnership may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling security holders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is http://www.sec.gov. You can also inspect reports and other information we file at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, we maintain a website that contains information about us at www.extraspace.com. The information included on our website is not, and should not be considered, a part of this prospectus or any accompanying prospectus supplement.

We have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference herein is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the Securities and Exchange Commission that also is incorporated or deemed to be incorporated by reference in this prospectus or in any applicable prospectus supplement modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference the following documents we filed with the Securities and Exchange Commission (excluding any portions of such documents that are deemed “furnished” to the Securities and Exchange Commission pursuant to applicable rules and regulations):

•	our Annual Report on Form 10-K for the year ended December 31, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 6, 2021;

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2021; and

•

the description of our common stock contained in our registration statement on Form 8-A filed on August 4, 2004 (File No. 001-32269), including any amendments or reports filed for the purpose of updating this description.

All documents that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any securities made under this prospectus (excluding any portions of such documents that are deemed “furnished” to the Securities and Exchange Commission pursuant to applicable rules and regulations) will also be considered to be incorporated by reference in this prospectus and will automatically update and supersede the information in this prospectus and any previously filed documents.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121, Attn: Investor Relations, telephone: (801) 365-4600.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents that we incorporate herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Also, documents we subsequently file with the Securities and Exchange Commission and incorporate by reference will contain forward-looking statements. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our pro forma information and our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	adverse changes in general economic conditions, the real estate industry and the markets in which we operate;

•	failure to close pending acquisitions and developments on expected terms, or at all;

•	the effect of competition from new and existing stores or other storage alternatives, which could cause rents and occupancy rates to decline;

•	potential liability for uninsured losses and environmental contamination;

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the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing REITs, tenant reinsurance and other aspects of our business, which could adversely affect our results;

•	disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;

•

impacts from the COVID-19 pandemic or the future outbreak of other highly infectious or contagious diseases, including reduced demand for self-storage space and ancillary products and services such as tenant reinsurance, and potential decreases in occupancy and rental rates and staffing levels, which could adversely affect our results;

•	increased interest rates;

•	reductions in asset valuations and related impairment charges;

•	our lack of sole decision-making authority with respect to our joint venture investments;

•	the effect of recent or future changes to U.S. tax laws;

•	the failure to maintain our REIT status for U.S. federal income tax purposes; and

•	economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as updated by our subsequent filings under the Exchange Act.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to our operating partnership in exchange for operating partnership units, which we refer to as OP units. Our operating partnership intends to use the net proceeds received from us or from any sale of offered securities by it as set forth in the applicable prospectus supplement. Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to continue to qualify as a REIT for U.S. federal income tax purposes.

If a prospectus supplement includes an offering by selling security holders, we will not receive any proceeds from such sales.

DESCRIPTION OF COMMON STOCK

General

This prospectus describes the general terms of our common stock. The following description is not complete and may not contain all of the information you should consider before investing in our common stock. For a more detailed description of these securities, you should read the applicable provisions of the Maryland General Corporation Law, or MGCL, and our charter and bylaws, as amended and supplemented from time to time. This description is subject to, and qualified in its entirety by reference to, our charter and bylaws and the MGCL. Copies of our existing charter and bylaws are filed with the Securities and Exchange Commission and are incorporated herein by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

When we offer to sell shares of a particular class or series of stock, we will describe the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our charter provides that we may issue up to 500,000,000 shares of our common stock, par value $0.01 per share. Our charter authorizes our board of directors, with the approval of a majority of our board of directors and without stockholder approval, to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series. As of March 31, 2021, 133,692,662 shares of our common stock were issued and outstanding.

All shares of our common stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock if, as and when authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company.

Provisions of Our Charter

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, and except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, convert into another entity, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by its stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Except for certain charter amendments, our charter provides that any such action shall be effective if approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, our operating assets may be held by our subsidiaries and these subsidiaries may be able to transfer all of their assets without any vote of our stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, and to establish the number of shares in each class or series, and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock

We believe that the power of our board of directors to (1) amend our charter to increase the number of authorized shares of stock or the number of authorized shares of stock of any class or series, (2) cause us to issue additional authorized but unissued shares of our common stock and (3) classify or reclassify unissued shares of our common stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, we have adopted certain restrictions relating to the ownership and transfer of our common stock. See “Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

General

This prospectus describes the general terms of our preferred stock. The following description is not complete and may not contain all of the information you should consider before investing in our preferred stock. For a more detailed description of these securities, you should read the applicable provisions of the MGCL and our charter, including the applicable articles supplementary, and bylaws, as amended and supplemented from time to time. Copies of our existing charter and bylaws are filed with the Securities and Exchange Commission and are incorporated herein by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

When we offer to sell a particular class or series of stock, we will describe the specific terms of the class or series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our charter provides that we may issue up to 50,000,000 shares of preferred stock, par value $0.01 per share. Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the number of authorized shares of stock of any class or series without stockholder approval. As of March 31, 2021, no shares of preferred stock were issued and outstanding.

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of stock of any class or series. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set the preferences, conversion or other rights, voting powers, restrictions, including without limitation, restrictions on transferability, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of our common stock. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our stock or otherwise be in their best interests. Management believes that the availability of preferred stock provides the company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants we issue. The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to such class or series. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to our charter, including the articles supplementary relating to that class or series, our bylaws and the MGCL.

A prospectus supplement, relating to each class or series of preferred stock that we may offer or sell, will specify the terms of the preferred stock as follows:

•	the designation and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether the dividends on the preferred stock are cumulative or not and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	preemptive rights, if any;

•	the terms and conditions, if applicable, upon which the preferred stock will be converted into our common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of any material U.S. federal income tax considerations applicable to an investment in the preferred stock (to the extent not otherwise covered in this prospectus);

•	any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	voting rights, if any, of the preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank: (1) senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the preferred stock; (2) on parity with any class or series of our stock expressly designated as ranking on parity with the preferred stock; and (3) junior to any other class or series of our stock expressly designated as ranking senior to the preferred stock.

Redemption Rights

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into shares of our common stock will be set forth in the applicable prospectus supplement. The terms will include the number of shares of our common stock into which the shares of preferred stock are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power to Increase Authorized Stock and Issue Additional Shares of Our Preferred Stock

Our board of directors has the power, without stockholder approval, to amend our charter from time to time to increase the number of authorized shares of stock or the number of authorized shares of stock of any class or series, to cause us to issue additional authorized but unissued shares of our preferred stock and to classify or reclassify unissued shares of our preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock. The additional classes or series will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, we have adopted certain restrictions relating to the ownership and transfer of our common stock. We expect to adopt similar restrictions with respect to any class or series of preferred stock offered pursuant to this prospectus under the articles supplementary for each such class or series. The applicable prospectus supplement will specify any additional ownership limitation relating to such class or series. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement among us, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our charter and the form of articles supplementary that are, or will be, filed with the Securities and Exchange Commission for the applicable class or series of preferred stock.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock transferred to a trust for the benefit of one or more charitable beneficiaries. See “Restrictions on Ownership and Transfer.”

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (1) such termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares thereunder shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of our company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into stock of our company not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts. The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

Miscellaneous

The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from us which are received by the depositary as the holder of preferred stock. The applicable prospectus supplement will include information about the rights, if any, of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.

Neither the depositary nor our company assumes any obligation, or will be subject to any liability under the deposit agreement, to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of our company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Our company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, preferred stock or depositary shares. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all of the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of our common stock or preferred stock or depositary shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock or depositary shares;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, common stock, preferred stock or depositary shares will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	a discussion of any material U.S. federal income tax considerations applicable to an investment in the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as our stockholders.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of our common stock or preferred stock or depositary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holders of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase shares of our common stock or preferred stock or depositary shares are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The statements made in this section relating to the rights are summaries only. These summaries are not complete. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. To the extent the information contained in the applicable prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable rights agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus is a part.

If we offer any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title and aggregate number of shares of our common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	a discussion of any material U.S. federal income tax considerations applicable to an investment in the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of our common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly, to or through agents, underwriters or dealers, or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you relating to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the Securities and Exchange Commission, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to an investment in the units; and

•	any other terms of the units and their constituent securities.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “the operating partnership,” “we,” “our” or “us” refer to Extra Space Storage LP excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of the trustees of ESS Holdings Business Trust I and set forth or determined in the manner provided in such resolution, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•

if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, or premium, if any, or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving entity or the successor person (if other than the operating partnership) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Guarantees

Unless otherwise described in the applicable prospectus supplement, the debt securities issued by the operating partnership will be fully and unconditionally guaranteed by Extra Space Storage Inc. and the Guarantors. These guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantors. The obligations of the guarantors under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantees will be set forth in the applicable prospectus supplement.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or the operating partnership and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the operating partnership;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and the premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each security holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest, on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or the premium or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of the principal of, and the premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities when:

•	either:

•

all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid) have been delivered to the trustee for cancellation; or

•

all debt securities not theretofore delivered to the trustee for cancellation have become due and payable by reason of sending a notice of redemption, will become due and payable at their maturity within one year, have been called for redemption or are to be called for redemption within one year, or are deemed paid and discharged pursuant to the legal defeasance provisions of the indenture, and our operating partnership has irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust cash or noncallable U.S. government obligations in an amount sufficient to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and interest on all such debt securities on the dates such installments of principal or interest are due;

•	our operating partnership has paid or caused to be paid all other sums payable under the indenture by our operating partnership; and

•

our operating partnership has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

No Personal Liability of Directors, Officers, Employees or Security Holders

None of our past, present or future directors, officers, employees or security holders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities, or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of the prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

The following is a summary of the general terms and provisions of our charter regarding restrictions on the ownership and transfer of our stock. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter. A copy of our charter is filed with the Securities and Exchange Commission and is incorporated by reference herein. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

For us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (for this purpose, the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our common stock and outstanding capital stock which are intended to assist us in complying with these requirements and continuing to qualify as a REIT, among other purposes. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity (other than a designated investment entity) may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 7.0% (by value or by number of shares, whichever is more restrictive) of our outstanding common stock (the common stock ownership limit) or 7.0% (by value or by number of shares, whichever is more restrictive) of our outstanding capital stock (the aggregate stock ownership limit). No designated investment entity (as defined in our charter) may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding common stock or 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding capital stock. We refer to these restrictions as the “ownership limits.” In addition, different excepted holder ownership limits apply to the family of Kenneth M. Woolley, our Chairman, and certain of his affiliates, family members and estates and trusts formed for the benefit of the foregoing, and Spencer F. Kirk, a director and our former Chief Executive Officer, and certain of his affiliates, family members and estates and trusts formed for the benefit of the foregoing. A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our common stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of our common stock.

Our charter defines a “designated investment entity” as:

•	an entity that is a pension trust that qualifies for look-through treatment under Section 856(h) of the Code;

•	an entity that qualifies as a regulated investment company under Section 851 of the Code; or

•

an entity that (a) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing, or selling securities; (b) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of us, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act; and (c) has or shares voting power and investment power within the meaning of Rule 13d-3(a) under the Exchange Act, so long as such beneficial owner of such entity, or in the case of an investment management company, the individual account holders of the accounts managed by such entity, would satisfy the 7.0% ownership limit if such beneficial owner or account holder owned directly its proportionate share of the shares held by the entity.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 7.0% (by value or by number of shares, whichever is more restrictive) of our outstanding common stock or 7.0% (by value or by number of shares, whichever is more restrictive) of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our capital stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 7.0% (by value or by number of shares, whichever is more restrictive) of our outstanding common stock or 7.0% (by value or by number of shares, whichever is more restrictive) of our outstanding capital stock, and thereby violate one or more of the applicable ownership limits.

Our board of directors may, in its sole discretion, waive (prospectively or retroactively) the applicable ownership limit with respect to a particular stockholder if:

•

our board of directors obtains such representations and undertakings from such stockholder as are reasonably necessary to ascertain that no person’s beneficial or constructive ownership of our stock will result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT;

•

our board of directors determines that such stockholder does not own, and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or our board of directors determines that revenue derived from such tenant will not affect our ability to qualify as a REIT) and our board of directors obtains such representations and undertakings from such stockholder as are reasonably necessary to ascertain this fact; and

•

such stockholder agrees that any violation or attempted violation of such representations or undertakings, or other action which is contrary to the restrictions described herein, will result in such shares of stock being automatically transferred to a charitable trust.

As a condition of our waiver, our board of directors may require an opinion of counsel or an IRS ruling satisfactory to our board of directors with respect to our REIT qualification. Notwithstanding the receipt of any such opinion or ruling, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such waiver.

In connection with the waiver of an ownership limit or at any other time, our board of directors may from time to time increase or decrease the ownership limit for all other persons and entities; provided, however, that any decrease may be made only prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case the decrease shall be effective immediately); and the ownership limit may not be increased if, after giving effect to such increase, five persons (other than a designated investment entity) could beneficially own or constructively own in the aggregate, more than 49.9% of the value of our shares of capital stock then outstanding. A reduced ownership limit will not apply to any person or entity whose percentage ownership in our common stock or capital stock, as applicable, is in excess of such decreased ownership limit until such time as such person or entity’s percentage of our common stock or our capital stock, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common stock or capital stock, as applicable, in excess of such percentage ownership of our common stock or capital stock will be in violation of the ownership limit.

Our charter further prohibits:

•

any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

•

any person from transferring shares of our common stock if such transfer would result in shares of our common stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts to acquire beneficial or constructive ownership of shares of our capital stock that will, or may, violate any of the foregoing restrictions on transferability and ownership, will be required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer or attempted transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our charter, if any transfer of common stock would result in such shares being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our capital stock, or any other event would otherwise result in any person violating the ownership limits, or such other limit as established by our board of directors, or in our being “closely held” under Section 856(h) of the Code, or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferees will acquire no rights in such shares. The trustee of the trust will have all of the voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent the violation, then our charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our stock at market price, the last reported sales price on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of our stock to the trust) and (2) the market price on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such capital stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the trading day immediately preceding the relevant date) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee shall be designated by us and shall be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Any beneficial owner or constructive owner of shares of our capital stock and any person or entity (including the stockholder of record) who is holding shares of our capital stock for a beneficial owner must, within 30 days after the end of each taxable year, provide us with a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the applicable Treasury Regulations. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our capital stock and any person or entity (including the stockholder of record) who is holding shares of our capital stock for a beneficial owner or constructive owner shall, on request, be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of shares of our capital stock on our qualification as a REIT and to ensure compliance with the ownership limits, or as otherwise permitted by our board of directors.

All certificates, if any, representing shares of our capital stock bear a legend referring to the restrictions described above.

These ownership limits could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stock or otherwise be in the best interests of our stockholders.

DESCRIPTION OF THE

PARTNERSHIP AGREEMENT OF EXTRA SPACE STORAGE LP

The following is a summary of the material provisions in the partnership agreement of our operating partnership. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” For purposes of this section, references to “we,” “our,” “us,” and “our company” refer to Extra Space Storage Inc.

General; Management

Our operating partnership was formed on May 5, 2004. As of March 31, 2021, our operating partnership had outstanding 5,795,785 common OP units, 875,480 Series A Participating Redeemable Preferred Units, or Series A units, 1,636,087 Series B Redeemable Preferred Units, or Series B units, zero Series C Convertible Redeemable Preferred Units, or Series C units, and 4,694,485 Series D Redeemable Preferred Units, or Series D units. We collectively refer to the Series A units, Series B units, Series C units and Series D units as preferred OP units, and we collectively refer to the common OP units and preferred OP units as OP units. We held 94.4% of all outstanding OP units as of March 31, 2021 through two wholly owned Massachusetts business trusts, one of which is the sole general partner of the operating partnership and the other is a limited partner. The remaining 5.6% of the partnership interests were held by other limited partners. Pursuant to the partnership agreement, through our ownership of the operating partnership’s sole general partner, we have, subject to certain protective rights of limited partners described below, full, exclusive and complete responsibility and discretion in the management and control of the operating partnership, including the ability to cause the operating partnership to enter into certain major transactions, including a merger of the operating partnership or a sale of substantially all of its assets.

Our operating partnership’s limited partners expressly acknowledged that, as the sole owner of the general partner interests through a wholly owned Massachusetts business trust, we are acting for the benefit of the operating partnership, the limited partners and our stockholders collectively. We are under no obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause the operating partnership to take, or decline to take, any actions.

Management Liability and Indemnification

The general partner and its trustees and officers are not liable to the operating partnership for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, so long as it acted in good faith. The partnership agreement provides for indemnification of us, any of our directors, and both our operating partnership’s and our officers or employees and other persons as the general partner may designate from and against all losses, claims, damages, liabilities, expenses, judgments, fines, settlements and other amounts incurred in connection with any actions relating to our operating partnership’s operations, as set forth in the partnership agreement (subject to the exceptions described below under “—Fiduciary Responsibilities”).

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to our company. At the same time, our operating partnership’s general partner has fiduciary duties under applicable Delaware law to the operating partnership and its limited partners. Our duties, through the general partner, to our operating partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our company.

The partnership agreement expressly limits our liability and that of the general partner by providing that we and our officers and directors and the general partner and its officers and trustees are not liable or accountable in damages to the operating partnership, its limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if we or our director or officer acted in good faith. In addition, our operating partnership is required to indemnify us, the general partner, a trustee of the general partner, our directors, officers and employees and the directors, officers and employees of our operating partnership to the maximum extent permitted by applicable law, against any and all losses, claims, damages, liabilities, expenses, judgments, fines and other actions incurred by our operating partnership or the other persons in connection with any actions relating to our operating partnership’s operations, provided that our operating partnership will not indemnify for willful misconduct or a knowing violation of the law, for any transaction for which the person received an improper personal benefit in violation or breach of any provision of the partnership agreement or, in the case of any criminal proceeding, if the person had reasonable cause to believe that the act or omission was unlawful.

Distributions

The partnership agreement provides that holders of OP units are entitled to receive quarterly distributions of available cash as follows:

(1) first, to holders of Series A units (a) pro rata in proportion to their respective percentage interests, an amount equal to a fixed priority return of 2.3% on a stated amount of $101.7 million, and (b) the distributions that holders of Series A units would be entitled to receive if the Series A units were treated as part of a single class of units with common OP units and the Series A units shared in distribution with the common OP units pursuant to clause (4) below proportionately based on the total aggregate number of outstanding Series A units and common OP units;

(2) second, (a) to holders of Series B units pro rata in proportion to their respective percentage interests, an amount equal to a fixed priority return of 6.0% on a stated amount of $25.00 per Series B unit, (b) to holders of Series C units pro rata in proportion to their respective percentage interests, a priority quarterly return per unit equal to the average quarterly distribution payable in respect of such Series C units during the four consecutive fiscal quarters prior to the fifth anniversary of the date of issuance of such units, and (c) to holders of Series D units pro rata in proportion to their respective percentage interests, an amount equal to a fixed priority return, the rate of which will be established by the operating partnership and the holders of such Series D units upon issuance thereof;

(3) third, with respect to any OP units that are entitled to any preference, other than the preferred OP units, in accordance with their respective percentage interests; and

(4) fourth, with respect to any OP units that are not entitled to any preference in distribution, in accordance with the rights of such class of OP unit (and, within such class, pro rata in accordance with their respective percentage interests).

Allocations of Net Income and Net Loss

Net income and net loss of our operating partnership are determined and allocated with respect to each fiscal year of our operating partnership as of the end of the year. Except as otherwise provided in the partnership agreement, an allocation of a share of net income or net loss is treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing net income or net loss. Please see “U.S. Federal Income Tax Consequences—Taxation of Our Company—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies—Allocations of Income, Gain, Loss and Deduction” for a summary of certain provisions in the partnership agreement relating to allocations of partnership income and loss. Except as otherwise provided in the partnership agreement, for U.S. federal income tax purposes under the Code and the Treasury Regulations, each operating partnership item of income, gain, loss and deduction is allocated among the operating partnership’s limited partners in the same manner as its correlative item of book income, gain, loss or deduction is allocated pursuant to the partnership agreement.

Redemption Rights

After the first anniversary of becoming a holder of common OP units, each of the limited partners of our operating partnership has the right, subject to the terms and conditions set forth in the partnership agreement, to require our operating partnership to redeem all or a portion of the common OP units held by the party in exchange for a cash amount equal to the value of its common OP units, unless the terms of such common OP units or a separate agreement entered into between our operating partnership and the holder of such OP units provide that they are not entitled to a right of redemption. On or before the close of business on the tenth business day after our operating partnership receives a notice of redemption, we may, in our sole and absolute discretion, but subject to the restrictions on the ownership of our common stock imposed under our charter and the transfer restrictions and other limitations thereof, elect to acquire some or all of the tendered common OP units from the tendering holder in exchange for shares of our common stock, based on an exchange ratio of one share of our common stock for each common OP unit (subject to antidilution adjustments provided in the partnership agreement).

Each holder of Series A units has the right, subject to the terms and conditions set forth in the partnership agreement or in any separate agreement that provides otherwise, to require our operating partnership to redeem all or a portion of its Series A units in exchange for a cash amount equal to, per Series A unit, the sum of (1) $101.7 million divided by the total number of Series A units outstanding, (2) any unpaid distributions with respect to such Series A unit and (3) the average closing price of our common stock on the NYSE for the ten consecutive trading days prior to the date of determination, multiplied by a factor that is adjusted for stock dividends, splits (reverse or otherwise) or subdivisions, which sum we refer to as the Series A unit redemption amount. We may, in our sole and absolute discretion, but subject to the restrictions on the ownership of our common stock imposed under our charter and the transfer restrictions and other limitations thereof, elect to acquire some or all of the tendered Series A units from the tendering holder in exchange for the number of shares of our common stock equal to the Series A unit redemption amount divided by the average closing price of our common stock on the NYSE for the ten consecutive trading days prior to the date of determination.

After the first anniversary of the date of issuance, each holder of Series B units, Series C units or Series D units has the right, subject to the terms and conditions set forth in the partnership agreement or in any separate agreement that provides otherwise, to require our operating partnership to redeem all or a portion of such units in exchange for a cash redemption amount equal to: (1) for each Series B unit, the sum of (a) $25.00 and (b) any unpaid distributions with respect to such Series B unit; (2) for each Series C unit, the sum of (a) $42.10 and (b) any unpaid distributions with respect to such Series C unit; and (3) for each Series D unit, the sum of (a) $25.00 and (b) any unpaid distributions with respect to such Series D unit. We may, in our sole and absolute discretion, but subject to the restrictions on the ownership of our common stock imposed under our charter and the transfer restrictions and other limitations thereof, elect to acquire some or all of the tendered Series B units, Series C units or Series D units from the tendering holder in exchange for the number of shares of our common stock equal to the applicable redemption amount divided by the average closing price of our common stock on the NYSE for the ten consecutive trading days prior to the date of determination.

Transferability of OP Units

In general, the general partner may not voluntarily withdraw from our operating partnership or transfer all or a portion of its interest in our operating partnership unless the holders of limited partnership interests entitled to vote consent by approval of a majority in interest or immediately after a merger of us into another entity or the sale of all or substantially all of our assets. With certain limited exceptions, the limited partners may not transfer their interests, in whole or in part, without the written consent of the general partner, which consent may be withheld in the general partner’s sole discretion.

Issuance of OP Units or Our Stock

We, through our ownership of our operating partnership’s sole general partner, have the ability to cause our operating partnership to issue additional partnership interests in the form of OP units. These additional OP units may include preference terms with provisions and rights that are preferential to those of common OP units. However, so long as any preferred OP units remain issued and outstanding, our operating partnership may not (1) (a) authorize or issue any securities, (b) reclassify any OP units into interests or (c) authorize or issue any debt convertible into or exchangeable for OP units, in the case of Series A units, having any preference as to or on parity with the dividend or redemption rights, liquidation preferences, conversion rights, voting rights or any other rights or privileges of the Series A units, and in the case of Series B units, Series C units and Series D units, having any preference as to the dividend or redemption rights, liquidation preferences, conversion rights, voting rights or any other rights or privileges of such units (other than additional Series A units in accordance with the partnership agreement), or (2) amend or repeal any provision of, or add any provision to the partnership agreement if such actions would alter or change the preferences, rights, privileges or restrictions provided for the benefit of the preferred OP units that remain issued and outstanding.

In addition, upon the issuance of our stock other than in connection with a redemption of OP units, we will generally be obligated to contribute or cause to be contributed the cash proceeds or other consideration received from the issuance to our operating partnership in exchange for, in the case of common stock, OP units, or in the case of an issuance of preferred stock, preferred OP units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the preferred stock.

Tax Matters

Pursuant to the partnership agreement, the general partner is the operating partnership’s tax matters partner. Accordingly, through our role as the owner of the general partner, we have the authority to handle or cause to be handled tax audits and to make or cause to be made tax elections under the Code on the operating partnership’s behalf.

Term

The term of the operating partnership commenced on May 5, 2004 and will continue until December 31, 2104, unless one of the following events takes place:

•

the general partner’s bankruptcy, judicial dissolution or withdrawal (unless, in the case of a bankruptcy or withdrawal, a majority-in-interest of the remaining limited partners agree to continue the operating partnership and to the appointment of a successor general partner);

•	the sale or other disposition of all or substantially all of the operating partnership’s assets;

•	redemption (or acquisition by the general partner) of all OP units other than OP units held by the general partner or us;

•	an election by the general partner in its capacity as the operating partnership’s sole general partner;

•	an entry of decree of judicial dissolution of the operating partnership pursuant to Delaware law; or

•	the incapacity of the general partner, unless all of the remaining partners agree in writing to continue the operating partnership and to the appointment of a substitute general partner.

Upon the occurrence of any of the foregoing events, and subject to the terms of the partnership agreement regarding the payment of liabilities, after any appropriate allocation of net income and net loss, distributions to the partners of our operating partnership will be made (1) first to the holders of Series A units (and proportionately among those holders) in an amount equal to the Series A unit redemption amount for each Series A unit, (2) second to the holders of Series B units, Series C units and Series D units (and proportionately among those holders) in an amount equal to the applicable redemption amount for each such unit and (3) thereafter to the holders of other OP units. However, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the operating partnership to, or the consolidation or merger or other business combination of the operating partnership with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the operating partnership) will not be deemed to constitute a liquidation, dissolution or winding-up of the operating partnership for these purposes.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL nor more than 15. Except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any vacancy may be filled, at any regular meeting or at any special meeting called for that purpose, only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and the director elected to fill the vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

Each of our directors is elected by our common stockholders entitled to vote to serve until the next annual meeting and until their successors are duly elected and qualify. Pursuant to our bylaws, directors in uncontested elections are elected upon the affirmative vote of a majority of the total votes cast for and against such nominee at a duly called meeting of stockholders, and directors in contested elections are elected by a plurality of all of the votes cast. In both uncontested and contested elections, holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock entitled to vote will be able to elect all of our directors (subject to the rights of our preferred stock and any other class or series of stock to elect directors).

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes of stockholders entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon the existence of cause for removal and a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (i.e., any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted Kenneth M. Woolley, his affiliates and associates and all persons acting in concert with the foregoing, and Spencer F. Kirk, his affiliates and associates and all persons acting in concert with the foregoing, from these provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interests of our stockholders without compliance by our company with the supermajority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (a) one-tenth or more but less than one-third, (b) one-third or more but less than a majority, or (c) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made, or proposes to make, a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand and undertaking to pay expenses to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Other Takeover Defense Provisions of Maryland Law

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and with at least three independent directors to elect to be subject by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement to remove a director;

•	a requirement that the number of directors be fixed only by the vote of the directors;

•

a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal is only allowed for cause and (2) require the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting of our stockholders, unless such meeting is called by our chairman of the board, our president, our chief executive officer or the board.

Amendment to Our Charter and Bylaws

Except for amendments relating to removal of directors and the restrictions on ownership and transfer of our stock and amendments relating to the vote required to amend these provisions (which each require the affirmative vote of the stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter may be amended only if declared advisable by our board of directors and approved by the affirmative vote of the stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. Additionally, our bylaws may be amended by stockholders by the affirmative vote of a majority of the votes entitled to be cast on the matter.

Dissolution of Our Company

The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of the stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter.

Proxy Access

Our bylaws include provisions permitting, subject to certain eligibility, procedural and disclosure requirements, qualifying stockholders, or a qualifying group of no more than 20 stockholders, who have maintained continuous ownership of at least 3% of our outstanding shares of common stock for at least three years to require us to include in our proxy materials for an annual meeting of stockholders a number of director nominees constituting up to 20% of the number of directors serving on our board of directors (rounded down to the nearest whole number, but not less than one).

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting in the election of directors or on the proposal of other business, as the case may be, and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who was a stockholder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

Generally, under our bylaws, a stockholder seeking to nominate a director or bring other business before our annual meeting of stockholders must deliver a notice to our secretary not later than 5:00 p.m., Mountain Time, on the 120th day, nor earlier than the 150th day, prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting. In addition, a stockholder seeking to nominate a director at a special meeting of stockholders must deliver notice to our secretary not earlier than the 150th day prior to such special meeting nor later than 5:00 p.m., Mountain Time, on the later of the 120th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such meeting. For a stockholder seeking to nominate a candidate for our board of directors, the notice must describe various matters regarding the nominee, including name, address, occupation and number of shares held, and other specified matters. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote and cause requirements for removal of directors and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us to obligate us and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner or trustee of another corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

The partnership agreement provides that we and our officers and directors are indemnified to the maximum extent permitted by law. See “Description of the Partnership Agreement of Extra Space Storage LP—Management Liability and Indemnification.”

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require, among other matters, that we indemnify our directors and executive officers to the maximum extent permitted by law and advance to the directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by directors and executive officers seeking to enforce their rights under the indemnification agreements and may cover directors and executive officers under our directors’ and officers’ liability insurance. Although indemnification agreements offer substantially the same scope of coverage afforded under the bylaws, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the board of directors to eliminate the rights they provide.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the purchase, ownership and disposition of our capital stock or our operating partnership’s debt securities. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. For purposes of this discussion, references to “we,” “our” and “us” mean only Extra Space Storage Inc., and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

•	the Code;

•	current, temporary and proposed Treasury regulations promulgated under the Code, or the Treasury Regulations;

•	the legislative history of the Code;

•	administrative interpretations and practices of the IRS; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in our capital stock or our operating partnership’s debt securities, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the purchase, ownership or disposition of our capital stock or our operating partnership’s debt securities, or our election to be taxed as a REIT.

You are urged to consult your tax advisor regarding the tax consequences to you of:

•	the purchase, ownership and disposition of our capital stock or our operating partnership’s debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;

•	our election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of Our Company

General

We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2004. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.

Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us, as of March 12, 2021, to the effect that, commencing with our taxable year ended December 31, 2004, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:

•	First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

•

Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•

Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

•

Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

•

Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•

Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

•

Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)

not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the heading “Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We have control of our operating partnership and most of its subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We are an indirect limited partner or non-managing member in some of the subsidiary partnerships. If a partnership in which we directly or indirectly own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through wholly owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.” This treatment also applies to other subsidiaries of a REIT that are treated as corporations for U.S. federal income tax purposes, such as the business trusts we own.

Ownership of Interests in Taxable REIT Subsidiaries. We currently hold an interest in a number of taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “—Asset Tests.” Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. See “—Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.

Ownership of Interests in Subsidiary REITs. We own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.

Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;

•

Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

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We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We generally do not intend, and, as the indirect general partner of our operating partnership, we do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where any portion of the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

From time to time we may acquire additional properties outside the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests.

To the extent our taxable REIT subsidiaries pay dividends or interest, we generally will derive our allocable share of such dividend or interest income through our interest in our operating partnership. Such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property). We also derive our allocable share of royalty income earned by our operating partnership from one of our taxable REIT subsidiaries on account of its insurance business. Such royalty income will not qualify under the 95% or 75% gross income tests. The royalty agreement between our operating partnership and such taxable REIT subsidiary provides, among other things, that beginning with our 2016 taxable year the amount of such royalty income, together with any other nonqualifying income, will not exceed 3.9% of our gross income for any year for purposes of the 95% gross income test, or 20% of our gross income for any year for purposes of the 75% gross income test, whichever is more restrictive.

We will monitor the amount of the dividend, royalty and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “—Failure to Qualify” below. As discussed above in “—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the indirect general partner of our operating partnership, we intend to cause our operating partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. Except as provided below, we do not intend, and do not intend to permit our operating partnership or its subsidiary partnerships, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. We are an indirect partner in certain partnerships which sell locks, boxes and packing materials to tenants. We report our allocable share of the income from these activities as prohibited transaction income. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.

Penalty Tax. Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

From time to time our taxable REIT subsidiaries may provide services to our tenants. We believe we have set, and we intend to continue to set, any fees paid to our taxable REIT subsidiaries for such services at arm’s length rates, although the amounts paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.

Asset Tests

At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.

Fourth, not more than 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Our operating partnership currently owns, directly and indirectly, the stock of certain corporations, including Extra Space Management, Inc., that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the

10% voting securities limitation or the 10% value limitation with respect to our indirect ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).

In addition, we may make or acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Revenue Procedure 2003-65 (the “Revenue Procedure”) provides a safe harbor pursuant to which mezzanine loans meeting the requirements of the safe harbor will be treated by the IRS as real estate assets for purposes of the REIT asset tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we make or acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above).

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise any redemption/exchange rights. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:

•	90% of our REIT taxable income; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “—General.”

Subject to certain exceptions, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships (including our operating partnership) are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we or any of our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a publicly offered REIT. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S.

federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes ESS Holdings Business Trust I, our wholly owned subsidiary and the general partner of our operating partnership, and us, as the indirect general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We expect that our REIT taxable income will typically be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges

We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.

Tax Liabilities and Attributes Inherited in Connection with Acquisitions

From time to time, we or our operating partnership may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “—General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation (including upon a liquidation of a taxable REIT subsidiary), we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.

Moreover, we may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “—Prohibited Transaction Income”).

Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.

Failure to Qualify

If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax for taxable years beginning before January 1, 2018, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of “qualified REIT dividends” (generally, dividends from a REIT received during the taxable year other than capital gain dividends and dividends treated as qualified dividend income) for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. See “—Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock—Taxation of Taxable U.S. Holders of Our Capital Stock—Tax Rates” below. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General. All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of the assets of its subsidiary partnerships, based on our capital interests in each such entity. See “—Taxation of Our Company—Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity (e.g., our operating partnership) for all purposes under the Code, including all REIT qualification tests.

Entity Classification. Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership,” or PTP, and certain other requirements are met. A partnership would be treated as a PTP if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. Interests in a partnership are not treated as readily tradable on a secondary market, or the substantial equivalent thereof, if the requirements of certain safe harbors are met. The operating partnership may avoid becoming a PTP by complying with one or more of these safe harbors. However, no assurance can be given that the operating partnership will always satisfy such a safe harbor.

If our operating partnership fails to satisfy a safe harbor from treatment as a PTP, due to the redemption rights of its partners and certain other provisions of its partnership agreement, it is possible that in certain circumstances the operating partnership could be treated as a PTP. If the operating partnership is treated as a PTP and 90% or more of the operating partnership’s gross income consists of dividends, interest, “rents from real property” (as that term is defined for purposes of the rules applicable to REITs, with certain modifications), gain from the sale or other disposition of real property, and certain other types of qualifying income, it would continue to be treated as a partnership for U.S. federal income tax purposes under what we refer to as the “Qualifying Income Exception.” However, partners in a PTP meeting the Qualifying Income Exception may not use their share of passive income or loss of the PTP to offset their passive income or loss from other sources. We, as the indirect general partner of our operating partnership, have the authority to allow the operating partnership to become a PTP, provided the operating partnership would satisfy the Qualifying Income Exception (as we believe would be the case). While the operating partnership currently plans to comply with certain safe harbors under the Treasury Regulations to avoid PTP status, we may allow the operating partnership to become a PTP in the future.

If our operating partnership or any of our other partnerships were to be treated as a PTP, and failed to satisfy the Qualifying Income Exception, that partnership would be taxable as a corporation. If that were to occur, the partnership would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment.

We believe our operating partnership and each of the subsidiary partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes, and we do not anticipate that our operating partnership or any subsidiary partnership will be treated as a PTP that is taxable as a corporation.

Allocations of Income, Gain, Loss and Deduction. The operating partnership agreement generally provides that (1) net income generally is allocated first to the partners to the extent they have been allocated net loss previously, then to partners holding preferred OP units until such partners have been allocated net income equal to their preferred return, and finally to partners holding common OP units pro rata in accordance with such partners’ percentage interests; and (2) net loss generally is allocated in the reverse order of net income, but only to the extent such allocation of net loss will not cause a partner to have an adjusted capital account deficit or increase any existing adjusted capital account deficit (determined by subtracting the amount of preferred distribution to be made upon liquidation with respect to any preferred OP units), with any residual net loss being allocated to us as the indirect general partner of our operating partnership. The partnership agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Certain limited partners may guarantee debt of our operating partnership. As a result of these guaranties, and notwithstanding the foregoing discussion of allocations of income and loss of our operating partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our operating partnership, which net loss would have otherwise been allocable to us.

If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of our operating partnership and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Our operating partnership may, from time to time, acquire interests in property in exchange for interests in our operating partnership. In that case, the tax basis of these property interests generally will carry over to our operating partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in clause (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of Our Company—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Partnership Audit Rules. The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including our operating partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock.

Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Our Operating Partnership’s Debt Securities

The following discussion is a summary of the material U.S. federal income tax consequences to you of purchasing, owning and disposing of our capital stock or our operating partnership’s debt securities. This discussion is limited to holders who hold our capital stock or our operating partnership’s debt securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•

persons holding our capital stock or our operating partnership’s debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	REITs or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our capital stock or our operating partnership’s debt securities under the constructive sale provisions of the Code;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or our operating partnership’s debt securities being taken into account in an applicable financial statement; and

•	persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR OUR OPERATING PARTNERSHIP’S DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or our operating partnership’s debt securities that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or our operating partnership’s debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or our operating partnership’s debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or our operating partnership’s debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Taxation of Taxable U.S. Holders of Our Capital Stock

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.

To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

U.S. holders that receive taxable stock distributions, including distributions partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our capital stock generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the capital stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives capital stock pursuant to such distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:

•

include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock. Except as described below under “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “—Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder,

•	results in a “complete redemption” of the U.S. holder’s stock interest in us, or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See

“—Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.

If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Capital Stock.”

Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the preferential rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of any capital gain dividends as ordinary income. In addition, for taxable years beginning before January 1, 2026, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of “qualified REIT dividends” (generally, dividends from a REIT received during the taxable year other than capital gain dividends and dividends treated as qualified dividend income) for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain limitations. Under applicable Treasury Regulations, in order for a REIT dividend received with respect to a share of REIT stock to be treated as a qualified REIT dividend, the non-corporate U.S. holder must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend, and such dividend will not be treated as a qualified REIT dividend to the extent that the non-corporate U.S. holder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property.

Taxation of Tax-Exempt Holders of Our Capital Stock

Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income (“UBTI”) to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Capital Stock

The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the purchase, ownership and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally. Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests (“USRPIs”) nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

(1)	a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2)	the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

(1)

the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.

Sale of Our Capital Stock. Except as described below under “—Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation” (“USRPHC”) will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:

(1)	such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

(2)

such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such class of stock is “regularly traded” and the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution described in clause (1).

If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Holders of Our Capital Stock—Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “—Sale of Our Capital Stock.”

Taxation of Holders of Our Operating Partnership’s Debt Securities

The following summary describes the material U.S. federal income tax consequences of acquiring, owning and disposing of debt securities issued by our operating partnership. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

U.S. Holders

Payments of Interest. Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition. A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Payments of Interest. Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:

•	the non-U.S. holder does not, actually or constructively, own 10% or more of our operating partnership’s capital or profits;

•	the non-U.S. holder is not a controlled foreign corporation related to our operating partnership through actual or constructive stock ownership; and

•

either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.

If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition. A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Taxation of Holders of Our Operating Partnership’s Debt Securities—Non-U.S. Holders—Payments of Interest”) unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

U.S. Holders. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or our operating partnership’s debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders. Payments of dividends on our capital stock or interest on our operating partnership’s debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock or interest on our operating partnership’s debt securities paid to the

non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Contribution Tax on Unearned Income

Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or our operating partnership’s debt securities.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act(“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our operating partnership’s debt securities, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock or our operating partnership’s debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our operating partnership’s debt securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock or debt securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or our operating partnership’s debt securities.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or our operating partnership’s debt securities.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the Securities and Exchange Commission under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We, the operating partnership or any of the selling security holders may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Latham & Watkins LLP, San Diego, California. Venable LLP, Baltimore, Maryland, has issued an opinion to us regarding certain matters of Maryland law. Rackemann, Sawyer & Brewster Professional Corporation, Boston, Massachusetts, has issued an opinion to us regarding certain matters of Massachusetts law. Additional legal matters may be passed upon for us, the selling security holders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Extra Space Storage Inc. appearing in Extra Space Storage Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020 (including the schedule appearing therein), and the effectiveness of Extra Space Storage Inc.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule and Extra Space Storage Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$600,000,000

5.400% Senior Notes due 2034

PROSPECTUS SUPPLEMENT

January 16, 2024

Joint Book-Running Managers

Wells Fargo Securities	TD Securities	BofA Securities

BMO Capital Markets	J.P. Morgan	PNC Capital Markets LLC	Truist Securities	US Bancorp

Co-Managers

Regions Securities LLC	BOK Financial Securities, Inc.	Citigroup	Huntington Capital Markets

Scotiabank	Zions Capital Markets	Fifth Third Securities	Academy Securities	Ramirez & Co., Inc.